As filed with the United States Securities and Exchange Commission on December 26, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEW FRONTIER HEALTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

23rd Floor, 299 QRC,

287-299 Queen’s Road Central
Hong Kong
852-3703-3251

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Edward Truitt

Maples Fiduciary Services (Delaware) Inc.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

(Name, Address, and Telephone Number of Agent for Service)

Copies to:
Joel L. Rubinstein
Jonathan P. Rochwarger
Elliott M. Smith
Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Tel: (212) 294-6700
Fax: (212) 294-4700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(2)
Primary Offering:
Ordinary shares, par value $0.0001 per share (“ordinary shares”) underlying warrants	26,875,000	(3)	$11.50	(4)	$309,062,500		$40,116.31
Secondary Offering:
Ordinary shares	114,841,048	(5)	$10.17	(6)	$1,167,933,458	(6)	$151,597.76
Ordinary shares underlying warrants	12,500,000	(7)	$11.50	(4)	$143,750,000		$18,658.75
Warrants to purchase ordinary shares	12,500,000	(8)	—		—		—	(9)
Totals					$1,620,745,958		$210,372.83

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities as may be issued to prevent dilution resulting from share dividends, share splits or similar transactions.

(2)	Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001298.

(3)	Includes (i) 14,375,000 ordinary shares issuable upon the exercise of redeemable warrants included as part of the units (the “public warrants”) issued in the registrant’s initial public offering (the “IPO”), (ii) 4,750,000 ordinary shares issuable upon the exercise of redeemable warrants issued to certain institutions and accredited investors upon the closing of the registrant’s initial business combination with Healthy Harmony Holdings, L.P. (“Healthy Harmony”) and Healthy Harmony GP, Inc. (together with Healthy Harmony, “UFH”) (the “business combination”) pursuant to Forward Purchase Agreements (the “forward purchase warrants”) and (iii) 7,750,000 ordinary shares issuable upon exercise of warrants the registrant issued to New Frontier Public Holding Ltd. (the “Sponsor”) in a private placement simultaneously with the closing of the IPO (the “private placement warrants”).

(4)	Estimated solely for the purpose of the calculation of the registration fee pursuant to Rule 457(g), based on the exercise price of the warrants.

(5)	Includes the resale of (i) 69,246,187 ordinary shares issued to certain institutions and accredited investors in private placements at the closing of the business combination, (ii) 19,000,000 ordinary shares issued to certain institutions and accredited investors upon the closing of the business combination pursuant to Forward Purchase Agreements (the “forward purchase shares”), (iii) 14,657,361 ordinary shares issued to certain sellers and members of UFH management in connection with the business combination and (iv) 11,937,500 ordinary shares issued upon the redesignation of the registrant’s outstanding Class B ordinary shares (the “founder shares”) at the closing of the business combination.

(6)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $10.17, which is the average of the high and low prices of the registrant’s ordinary shares on December 18, 2019 on The New York Stock Exchange.

(7)	Includes the resale of (i) 4,750,000 ordinary shares issuable upon the exercise of forward purchase warrants and (iii) 7,750,000 ordinary shares issuable upon exercise of private placement warrants.

(8)	Includes the resale of (i) 4,750,000 forward purchase warrants and (ii) 7,750,000 private placement warrants.

(9)	In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the ordinary shares underlying the warrants, and no separate fee is payable for the warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED DECEMBER 26, 2019

PRELIMINARY PROSPECTUS

NEW FRONTIER HEALTH CORPORATION

Primary Offering of

26,875,000 Ordinary Shares

Secondary Offering of

127,341,048 Ordinary Shares

12,500,000 Warrants

This prospectus relates to the issuance from time to time by us of up to 26,875,000 of our ordinary shares, par value $0.0001 per share (the “ordinary shares”), including (i) 14,375,000 ordinary shares issuable upon the exercise of redeemable warrants (the “public warrants”) that were issued as part of the units in our initial public offering (our “IPO”), (ii) 4,750,000 ordinary shares issuable upon the exercise of redeemable warrants that we issued in private placements (the “forward purchase warrants”) to certain institutions and accredited investors upon the closing of our initial business combination with Healthy Harmony Holdings, L.P. (“Healthy Harmony”) and Healthy Harmony GP, Inc. (together with Healthy Harmony, “UFH”) (the “business combination”) pursuant to certain Forward Purchase Agreements entered into in connection with our IPO (the “Forward Purchase Agreements”) and (iii) 7,750,000 ordinary shares issuable upon the exercise of warrants we issued to New Frontier Public Holding Ltd. (the “Sponsor”) in a private placement simultaneously with the closing of our IPO (the “private placement warrants” and, collectively with the public warrants and the forward purchase warrants, the “warrants”).

This prospectus also relates to the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (collectively, the “Selling Securityholders”) of up to (i) 127,341,048 ordinary shares and (ii) 12,500,000 warrants to purchase ordinary shares, consisting of 4,750,000 forward purchase warrants and 7,750,000 private placement warrants.

The ordinary shares covered by this prospectus that may be offered and sold by the Selling Securityholders include (i) 69,246,187 ordinary shares issued to certain institutions and accredited investors, including certain of our directors and/or entities controlled by them, in private placements at the closing of the business combination, (ii) 19,000,000 ordinary shares issued to certain institutions and accredited investors upon the closing of the business combination pursuant to Forward Purchase Agreements (the “forward purchase shares”), (iii) 14,657,361 ordinary shares issued to certain sellers and members of UFH management in connection with the business combination, (iv) 11,937,500 ordinary shares issued upon the redesignation of our outstanding Class B ordinary shares, par value $0.0001 per share (the “founder shares”), at the closing of the business combination, which ordinary shares are subject to varying transfer restrictions as described herein, (v) 4,750,000 ordinary shares issuable upon the exercise of the forward purchase warrants and (vi) 7,750,000 ordinary shares issuable upon the exercise of the private placement warrants.

Each whole warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share commencing on January 17, 2020 and will expire on December 18, 2024, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. Once the warrants are exercisable, we may redeem the outstanding public warrants and forward purchase warrants at a price of  $0.01 per warrant if the last reported sales price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, as described herein. The private placement warrants have terms and provisions that are identical to those of the public warrants, except as described herein. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may sell the securities covered by this prospectus in a number of different ways and at varying prices. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

Our ordinary shares and public warrants trade on the New York Stock Exchange (“NYSE”) under the symbols “NFH” and “NFH WS,” respectively. On December 20 2019, the closing prices of the ordinary shares and public warrants were $9.85 per share and $1.35 per warrant, respectively.

An investment in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2020.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 127,341,048 ordinary shares and 12,500,000 warrants from time to time as described in the section entitled “Plan of Distribution.” This prospectus also relates to the issuance by us of up to 26,875,000 ordinary shares that are issuable upon the exercise of the warrants.

We will not receive any proceeds from the sale of ordinary shares or warrants to be offered by the Selling Securityholders pursuant to this prospectus, but we will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. We will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of ordinary shares and warrants pursuant to this prospectus. To the extent required, we and the Selling Securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “New Frontier Health Corporation,” the “Company,” “we,” “us” and “our” refer to New Frontier Health Corporation (formerly known as New Frontier Corporation), a Cayman Islands exempted company. References in this prospectus to the “business combination” refer to the consummation of the transactions contemplated by that certain Transaction Agreement, dated as of July 30, 2019, which transactions were consummated on December 18, 2019.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the business combination;

•	the future financial performance of the Company following the business combination;

•	changes in the market for our services;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the business combination disrupts current plans and operations;

•	the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the business combination;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors, including but not limited to the economic, social and political climate in China and the impact of regulations on the Company’s business; and

•	other risks and uncertainties described in this prospectus under “Risk Factors,” and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 20-F and Current Reports on Form 6-K filed with the SEC, all of which we incorporate by reference herein.

Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FREQUENTLY USED TERMS

“anchor investors” means the accredited investors with whom the Company entered into the Forward Purchase Agreements, including certain entities controlled by certain of the Company’s directors.

“business combination” means the transactions contemplated by the Transaction Agreement consummated on December 18, 2019, whereby the Company indirectly acquired all of the issued and outstanding equity interests of UFH and changed its name to New Frontier Health Corporation.

“Charter” means our amended and restated memorandum and articles of incorporation as currently in effect.

“Class A ordinary shares” means the Class A ordinary shares, par value $0.0001 per share, that were redesignated as ordinary shares at the Closing.

“Class B ordinary shares” means the Class B ordinary shares, par value $0.0001 per share, that were redesignated as ordinary shares at the Closing.

“Closing” means the closing of the business combination.

“Closing Date” means December 18, 2019, the closing date of the business combination.

“Companies Law” means the Companies Law (2018 Revision) of the Cayman Islands, as amended.

“Forward Purchase Agreements” means the forward purchase agreements, dated as of June 4, 2018 and June 29, 2018, as amended from time to time, pursuant to which the anchor investors agreed to purchase an aggregate of 19,000,000 forward purchase shares, plus 4,750,000 forward purchase warrants, for a purchase price of  $10.00 per forward purchase share, or $190,000,000 in the aggregate, which aggregate purchase price includes purchases by entities controlled Antony Leung and Carl Wu, two of the Company’s directors, for an aggregate of $21,000,000, in a private placement that occurred immediately prior to the closing of the business combination.

“forward purchase shares” means the 19,000,000 ordinary shares issued to the anchor investors pursuant to the Forward Purchase Agreements.

“forward purchase warrants” means the 4,750,000 redeemable warrants issued to the anchor investors pursuant to the Forward Purchase Agreements, each of which is exercisable for one ordinary share at an exercise price of $11.50 per share, in accordance with its terms.

“Fosun” means Fosun Industrial Co., Limited, a company incorporated in Hong Kong.

“Fosun Director Nomination Agreement” means the Fosun Director Nomination Agreement, dated as of December 18, 2019, by and among the Company, the Sponsor and Fosun.

“Fosun Rollover Agreement” means the Fosun Rollover Agreement, dated as of July 30, 2019, by and between the Company and Fosun.

“founder shares” means the 11,937,500 Class B ordinary shares that were redesignated as ordinary shares at the Closing, of which 9,805,000 are held by the initial purchasers and 2,132,500 are held by the anchor investors.

“founders” means the Sponsor, Antony Leung and Carl Wu.

“Healthy Harmony” means Healthy Harmony Holdings, L.P., a Cayman Islands exempted limited partnership.

“HH GP” means Healthy Harmony GP, Inc., a Cayman Islands exempted company and the sole general partner of Healthy Harmony.

“initial shareholders” means our Sponsor, anchor investors and certain of our current and former directors (and their assignees) who purchased shares in connection with the Company’s IPO.

“IPO” means the Company’s initial public offering of units, which closed on July 3, 2018.

“Lipson Employment Agreement” means the employment agreement entered into on December 17, 2019 between the Company and Roberta Lipson.

“Lipson Parties” means Roberta Lipson, the Benjamin Lipson Plafker Trust, the Daniel Lipson Plafker Trust, the Jonathan Lipson Plafker Trust and the Ariel Benjamin Lee Trust.

“Lipson Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 17, 2019, by and between the Company and the Lipson Parties.

“Lipson Reinvestment Agreement” means the Founder Reinvestment Agreement, dated as of July 30, 2019, by and between the Company and the Lipson Parties, as amended by the Amendment to Founder Reinvestment Agreement on December 17, 2019.

“Management Reinvestment Agreements” means those certain Management Reinvestment Agreements, dated as of December 17, 2019, between the Company and the Management Sellers.

“Management Sellers” means certain members of management of UFH who held equity interests in UFH, other than Roberta Lipson.

“NFC Buyer Sub” means NF Unicorn Acquisition L.P., a Cayman Islands exempted limited partnership and wholly owned indirect subsidiary of the Company.

“NFG” means New Frontier Group Ltd., an affiliate of the Company and the Sponsor.

“NYSE” means the New York Stock Exchange

“ordinary shares” means the ordinary shares of the Company, par value $0.0001 per share.

“PIPE Investors” means the accredited investors with whom the Company entered into Subscription Agreements.

“preference shares” means the preference shares of the Company, par value $0.0001 per share.

“private placement warrants” means the 7,750,000 warrants issued to our Sponsor in a private placement simultaneously with the closing of our IPO, each of which is exercisable for one ordinary share at an exercise price of $11.50 per share, in accordance with its terms.

“Proxy Statement” means the definitive proxy statement on Schedule 14A, filed with the SEC by the Company on November 27, 2019.

“public warrants” means the 14,375,000 redeemable warrants included in the units issued in the IPO, each of which is exercisable for one ordinary share at an exercise price of $11.50 per share, in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 27, 2018, by and between the Company and the Sponsor.

“Sellers” means Fosun, the Lipson Parties, TPG Healthy, L.P., a Cayman Islands exempted limited partnership, and Plenteous Flair Limited, a Cayman Islands company.

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“Selling Securityholders” means the persons listed in the table in the “Selling Securityholders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.

“Sponsor” means New Frontier Public Holding Ltd., a Cayman Islands exempted company.

“Subscription Agreements” means the subscription agreements entered into with the PIPE Investors, pursuant to which the Company issued an aggregate of 69,248,187 Class A ordinary shares for a purchase price of $10.00 per Class A ordinary share, or $692,461,870 in the aggregate.

“Transaction Agreement” means that certain Transaction Agreement, dated as of July 30, 2019, by and among the Company, NFC Buyer Sub, Healthy Harmony, HH GP and the Sellers, pursuant to which, on the terms and conditions contained therein, indirectly acquired UFH.

“UFH” means United Family Healthcare, the brand name under which the business operations of Healthy Harmony are conducted.

“units” means the 28,750,000 units of the Company sold in the IPO, each consisting of one Class A ordinary share and one-half of one public warrant.

“Vivo Director Nomination Agreement” means the Director Nomination Agreement, dated as of December 17, 2019, by and among the Company, the Sponsor and Vivo Capital Fund IX (Cayman), L.P. (“Vivo”).

“warrants” are to the public warrants, the private placement warrants and the forward purchase warrants.

SUMMARY

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Unless the context indicates otherwise, the terms “New Frontier Health Corporation,” the “Company,” “we,” “us” and “our” refer to New Frontier Health Corporation (formerly known as New Frontier Corporation), a Cayman Islands exempted company.

The Company

Our subsidiary, UFH is a leading internationally accredited healthcare provider committed to providing comprehensive and integrated healthcare services in urban centers in China, and is one of the only comprehensive hospital and clinic operators in the country with a nationwide network. UFH’s patient base includes China’s rapidly growing upper middle class and expatriate communities. Since the opening of its first hospital in Beijing, Beijing United Family Hospital (“BJU”), in 1997, UFH has expanded into several other Chinese markets including Shanghai, Guangzhou, Tianjin, Qingdao, and Hangzhou as described below, and its patient base has expanded from predominantly expatriate to an increasingly local Chinese population.

Background

We were originally incorporated on March 28, 2018 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On December 18, 2019, we consummated the acquisition of UFH and related transactions. In connection with the business combination, we changed our name from “New Frontier Corporation” to “New Frontier Health Corporation.”

Additional Information

Our principal executive offices are located at 23rd Floor, 299 QRC, 287-299 Queen’s Road Central, Hong Kong. Our telephone number is 852-3703-3251. Our website is located at www.nfh.com.cn. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

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THE OFFERING

Issuer	New Frontier Health Corporation

Shares issuable by us upon exercise of warrants:	26,875,000

Securities that may be offered and sold from time to time by the Selling Securityholders named herein:

Ordinary shares	127,341,048 (including 12,500,000 ordinary shares issuable upon exercise of the 4,750,000 forward purchase warrants and 7,750,000 private placement warrants)

Forward purchase warrants	4,750,000

Private placement warrants	7,750,000

Ordinary shares issued and outstanding prior to any exercise of warrants	131,356,980

Shares to be issued and outstanding assuming exercise of all warrants	158,231,980

Transfer restrictions on 2,132,500 founder shares held by the initial shareholders other than the founders	Under the Forward Purchase Agreements and the letter agreement entered into in connection with the IPO, the initial shareholders (other than the founders) have agreed not to transfer, assign or sell any founder shares held by them until the earlier to occur of: (i) one year after the closing of the business combination or (ii) the date following the closing of the business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, subject to certain exceptions. Any permitted transferees will be subject to the same restrictions and other agreements of the holders of the founder shares prior to the IPO with respect to any founder shares. Notwithstanding the foregoing, if the closing price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination closing, the founder shares held by such investors and their permitted transferees will be released from the lock-up.

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Transfer restrictions on 9,805,000 founder shares held by the founders	Under the letter agreement entered into in connection with the IPO, the founders agreed that they will not transfer any founder shares held by them until the earlier of (A) with respect to 50% of such shares, one year after the completion of the business combination, (B) with respect to the remaining 50% of such shares, two years after the completion of the business combination, and (C) with respect to 100% of such shares, the date following the completion of a business combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Transfer restrictions on 3,590,799 ordinary shares held by the Lipson Parties	Under the Lipson Reinvestment Agreement, the Lipson Parties agreed that (i) they will not transfer any of the ordinary shares received by them at Closing at any time prior to six months from the date of Closing and (ii) at any time prior to the first anniversary of the Closing, such holder’s beneficial ownership of the ordinary shares held by them will not fall below 90% of such holder’s beneficial ownership as of immediately after the Closing; except in each case for (a) transfers among the Lipson Parties, (b) transfers as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization, (c) by virtue of the laws of descent and distribution upon the death of such person, (d) pursuant to a qualified domestic relations order, or (e) in the event that the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (d) these permitted transferees must enter into a written agreement with the Company agreeing to be bound by these transfer restrictions.

Transfer restrictions on 1,666,562 ordinary shares held by the Management Sellers	Under the Management Reinvestment Agreements entered into in connection with the Closing, certain of the Management Sellers agreed that, prior to the first anniversary of the Closing, they will not transfer (i) more than the number of Unrestricted Executive NFC Shares (as defined in such Management Seller’s Management Reinvestment Agreement) held by them and (ii) any ordinary shares received by such Management Seller upon exercise or settlement, as applicable, of any of the Company’s options or RSUs issued to them at Closing; except in each case for (a) transfers as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization, (b) by virtue of the laws of descent and distribution upon the death of such person, (c) pursuant to a qualified domestic relations order, or (d) in the event that the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (d) these permitted transferees must enter into a written agreement with the Company agreeing to be bound by these transfer restrictions.

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Transfer restrictions on private placement warrants	The private placement warrants and the ordinary shares underlying such warrants are not transferable or salable until 30 days after the completion of the business combination, except in each case (a) to our officers or directors, any affiliate or family members of any of our officers or directors, any affiliate of the Sponsor or to any member of the Sponsor or any of their affiliates or shareholders, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any Forward Purchase Agreement or similar arrangement or in connection with the consummation of the business combination at prices no greater than the price at which the shares or warrants were originally purchased; (vi) by virtue of the laws of the Cayman Islands upon dissolution of the Sponsor, or (vii) in the event that, subsequent to its consummation of the business combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (i) through (vi) these permitted transferees must enter into a written agreement with the Company agreeing to be bound by these transfer restrictions.

Use of proceeds	All of the ordinary shares and warrants (including shares underlying such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $165,312,500 from the exercise of public warrants, approximately $54,625,000 from the exercise of the forward purchase warrants and approximately $89,125,000 from the exercise of private placement warrants, assuming the exercise in full of all the warrants for cash. The private placement warrants may be exercised on a “cashless basis” so long as they are held by their initial purchasers or their permitted transferees. We expect to use the net proceeds from the exercise of the warrants for general corporate purpose, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

Market for our ordinary shares and warrants	Our ordinary shares and public warrants are currently listed on NYSE and, after resale, the forward purchase warrants and the private placement warrants will also trade under the same CUSIP and ticker symbol as the public warrants.

NYSE Ticker Symbols	“NFH” and “NFH WS”

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 5 of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors described under the heading “Risk Factors” in our definitive proxy statement filed with the SEC on November 27, 2019 (our “Proxy Statement”), as well as all risk factors described in our periodic filings with the SEC, including those factors described in our most recent Annual Report on Form 10-K and any subsequently filed Annual Reports on Form 20-F and Current Reports on Form 6-K, that are incorporated by reference into this prospectus (other than, in each case, information furnished rather than filed), and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to Our Business and Financial Condition

If our existing facilities fail to perform as expected, or if existing facilities’ leases are not renewed or leases are canceled, our overall business could be negatively impacted.

Our existing facilities are all strategic investments which have expected growth rates. These growth rates are based on many factors, including, but not limited to, a baseline expected ramp-up based on previously opened and ramped-up businesses, our management’s opinion and publically available data on market capacity, planned capital investment in the Company, and our management’s best estimates and projections of macroeconomic, cultural, and regulatory factors based on publically available data and information. Several of these factors make necessary assumptions and judgments based on management’s experience and expertise, and as such may be imperfect or subject to error. If these factors, assumptions, or judgments prove to be inaccurate or incomplete, the ramp-up of existing facilities could be negatively impacted and adversely affect our business. Furthermore, our management uses the cash flow expectations of its existing facilities, which take into account projected ramp-ups and growth trends, as inputs for certain of our financing and timing decisions relating to potential expansion projects and capital investments. Therefore, if existing facilities do not ramp up as expected, our future expansions and capital investments may have to be reassessed, or even delayed or canceled, which could adversely impact the overall business.

We may experience difficulties executing our expansion plans.

Our long-term expansion plans include targeted expansion into highly populated markets through the development of new facilities in cities such as Shenzhen, among others, as well as expanding current facilities and opening additional facilities in our existing markets, namely Beijing, Shanghai, Tianjin, Qingdao and Guangzhou. In addition, we plan to continue expanding the number and variety of services we offer at such facilities. As a result, we expect to continue to make capital expenditures over the coming years.

The profitability or success of our current and future projects and investments are subject to numerous factors, conditions and assumptions, many of which are beyond our control. Unfavorable outcomes could reduce our available cash and limit our ability to make cash investments in the future. This could result in lower investment interest or earnings that could be offset to the extent resulting in net losses, and reduce our ability to service current or future indebtedness, which might require us to take on additional borrowings at higher costs leading to higher than anticipated depreciation expense, among other negative consequences. Any of these could have a material adverse effect on our future financial condition or results of operations. Further, any additional financing necessary to complete our expansion plans may not be available on favorable terms, or at all.

Commencement of facility construction is subject to governmental approval and permitting processes, which could materially affect the ultimate cost and timing of construction. Numerous factors, many of which are beyond our control, may influence the ultimate costs and timing of various projects or capital improvements at our facilities, including:

•	delays in mandatory governmental approvals;

•	additional land or facilities acquisition costs;

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•	increases in the budgeted costs, including increases in the costs of construction materials and labor;

•	unforeseen changes in design or delays in construction permits;

•	litigation, accidents or natural disasters affecting the construction site; and

•	national or regional economic, regulatory or geopolitical changes.

In addition, actual costs could vary materially from our estimates if those factors or our assumptions about the quality of materials or labor required, or the cost of financing were to change. Should healthcare facility projects be abandoned or substantially decreased in scope due to the inability to obtain necessary permits or other governmental approvals or other unforeseen negative factors, we could be required to expense some or all previously capitalized costs, which could have a material adverse effect on our future financial condition or results of operations.

We may not be able to manage our expected growth and enlarged business.

We plan to make capital expenditures over the coming years to implement our expansion strategy. This growth strategy may not be successful for the following reasons:

•	Our ability to obtain additional capital for growth is subject to a variety of uncertainties, including our operating results, financial condition, capital market perception, general market conditions for capital raising activities by healthcare companies, and economic conditions in China.

•	Our profitability may be adversely affected by the additional costs and expenses associated with the operation of new facilities, increased marketing and sales support activities, technological improvement projects, the recruitment of new employees, the upgrading of our managerial, operational and financial systems, procedures and controls, and the training and management of our growing employee base.

•	The increased scale of operation will present our management with challenges associated with operating an enlarged business, including dedication of substantially more time and resources in operating and managing facilities in new geographic locations in China, ensuring regulatory compliance and continuing to manage and grow our business.

We cannot be certain that our cash flows will grow at all or grow rapidly enough to satisfy the capital and expenses necessary for our growth. It is difficult to assess the extent of capital and expenditure necessary for our growth and their impact on our operating results. Failure to manage growth and enlarged business effectively could have a material adverse effect on our business, financial condition and results of operations.

Our business is capital intensive and we may not be able to secure additional capital financing for new projects or execute new business strategies.

We currently have adequate capital to fund our current expansion projects. However, we may not be able to raise sufficient capital to complete some or all of our business strategies in the future, including new projects or acquisitions, or to react rapidly enough to changes in technology, products, services or the competitive landscape. Healthcare service providers often face high capital requirements in order to take advantage of new market opportunities, respond to rigorous competitive pressure and react quickly to changes in technology and as such, there can be no assurance that we will be able to satisfy our capital requirements in the future. In particular, our expansion strategy requires the construction and maintenance of new and existing healthcare facilities, which requires and depends upon the availability of significant capital, not all of which may be available at the time such project is considered or commenced. In the absence of sufficient available or obtainable capital, we would likely be unable to establish or maintain our facilities as planned. In addition, we may incur costs for projects that may not be completed as projected, if at all, and we may be required to seek capital in financings under circumstances and at times that limit the optimization of the terms of such financings.

Our premises are all leased from third parties, and in general have fixed terms. Approximately 9% of our leases in terms of the lease contract value are up for renewal in the next five years. If we are unable to renew our leases, or leases are terminated before the lease ends, operations may need to be relocated, with the associated expense of relocation. Operation relocation may have negative impacts on our business, including but not limited to: reduced patient volumes if a new location is inconvenient for existing patients; pressure on physician or administration teams if a new location is inconvenient for existing staff; reductions in available space for operations at a new location; less attractive lease terms at a new location; unanticipated capital expenditures to renovate a new location; and possible extra rent expense as we pay rent for a new location during construction and fit-out while a previous location continues operations. Any of these factors may have an adverse effect on our business and results of operations.

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Expansion of private healthcare services to reach the Chinese population depends to some extent on the development of insurance products that are not widely available or used.

Currently, commercial medical insurance is not generally purchased by the majority of the Chinese population; however, according to the China Insurance Yearbook, gross written health insurance premiums sold in China increased from approximately $12 billion to approximately $76 billion from 2012 to 2018 and, according to the EY White Paper on China Commercial Health Insurance, is expected to reach $181 billion by 2020. This rapid growth is anticipated to continue in the future. Furthermore, reimbursement under Chinese government public healthcare insurance is either not enough to cover the entire cost or partial cost of services at private healthcare facilities like ours, consequently, our patients often have to pay for their procedures out of their own pocket. This limitation may impede the attractiveness of our services as compared to services at public hospitals for which government benefits provide coverage, especially during economic downturns. As part of our expansion plans, we intend to implement initiatives to increase the number of our local Chinese patients, including increasing marketing outreach and piloting new commercial insurance products primarily targeted at local Chinese patients. If we are not able to achieve success with these initiatives or the commercial insurance industry does not grow as expected, our ability to continue to grow our business may be materially adversely affected.

Our financial performance may be affected by seasonal and annual fluctuations.

Our revenues are impacted by seasonal and annual fluctuations related to epidemiological, cultural, and lifestyle factors. For example, many expatriate and affluent Chinese families traditionally travel outside of China for summer vacations, so our revenue typically decreases during that time of year. There are also seasonal epidemiological factors where certain medical conditions and patient volumes fluctuate over the course of the year, such as the annual flu season which typically boosts primary care volume during the winter months. In addition, there are often variations in demand year to year for obstetrics services depending on the relative attractiveness of any particular Chinese zodiac calendar year, with certain years being considered particularly attractive, boosting volume, and some considered particularly negative, with ensuing volume, revenue, and referral impacts. As a result of these and other unpredictable seasonal factors, our operating results may fluctuate and adversely impact our business.

If we fail to manage our growth or maintain adequate internal accounting, disclosure, data security, and other controls, our business could be adversely affected.

We have expanded our operations rapidly in recent years and continues to explore ways to extend our service and product offerings. Our growth may place a strain on our management systems, information technology systems, resources, internal control over financial reporting and disclosure controls. Our ability to operate our business requires adequate information systems and resources as well as sufficient oversight from senior management. As such, our ability to manage our operations and future growth will require us to continue to improve our operational, financial, data, and management controls, including our internal control over financial reporting and disclosure controls, reporting systems and procedures. As a result of our expansion, we may not be able to maintain adequate controls and procedures or implement improvements to our management, information technology, and control systems in an efficient or timely manner and may discover deficiencies in our existing systems and controls. Our inability to successfully manage our growth and expand our operations could have a material and adverse effect on our business, financial condition, results of operations and prospects.

We face competition that could adversely affect our results of operations.

Our Beijing, Shanghai, Tianjin, Qingdao, Guangzhou, and Hangzhou healthcare facilities compete with a large number and variety of healthcare facilities in their respective markets. There are many public Chinese hospitals and many of these offer so called “VIP” services, which cater mostly to the affluent Chinese market as well as some foreign residents, and also international clinics serving the expatriate and diplomatic communities and affluent Chinese population. There can be no assurance that these or other hospitals, clinics or facilities will not commence or expand their operations, which could increase competition and potentially affect our market position. Further, there can be no assurance that a qualified Western-style or other healthcare organization, having greater resources in the provision or management of healthcare services, will not enter the market and provide similar services to those being provided by us in any of the cities in which we currently operate or plan to expand. Any shift in the competitive landscape could adversely affect our business, such as driving down market perception on prices for private healthcare services.

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Competition in payor systems may also emerge in the Chinese private healthcare industry. Managed care or HMO models, innovative payor contract models, or new or reformed government payor systems could change our payor mix, putting pressure on prices as we seek to attract patients from managed care networks, sign payor contracts, or be eligible for new or reformed government reimbursement systems.

If our management decides or is compelled to lower prices as a competitive strategy or reaction for these or other reasons, revenues may be negatively impacted and overall profitability and growth may be adversely affected.

Our business may be adversely affected by inflation or foreign currency fluctuation.

We generate 100% of our revenue and incur approximately 99% of our expenses in Chinese Yuan (“RMB”) within China. The RMB is not freely traded and is closely controlled by the Chinese government and so the value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, the political situation as well as economic policies and conditions. In addition, it is difficult to predict how market forces or Chinese or U.S. government policy may impact the exchange rate between RMB and the U.S. dollar in the future.

Changes in inflation rates and the exchange rate between RMB and the U.S. dollar could significantly impact our operations by, among other things, decreasing the volume of expatriate patients in China as a result of the increased cost of living abroad, and making it harder for us to recruit and hire foreign physicians. Changes in inflation and exchange rates may also negatively impact our local Chinese patient volumes by lowering disposable income available for premium healthcare services. Furthermore, changes in inflation rates in China and in other countries, could adversely impact our business by increasing costs and creating pressure to increase prices. As such, any significant fluctuations in the inflation rate or the exchange rate between the RMB and the U.S. dollar may materially adversely affect our cash flows, revenues, earnings and financial position. Fluctuations in the exchange rate between the RMB and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes. These and other unpredictable negative consequences of unexpected movements in inflation and foreign exchange rates may adversely impact our business and prospects.

Our business is heavily regulated and failure to comply with those regulations could result in penalties, loss of licensure, additional compliance costs or other adverse consequences.

Healthcare providers in China, as in most other countries, are required to comply with many laws and regulations at the national and local government levels. These laws and regulations relate to, among other things: operating licenses; the conduct of operations; the relationships among hospitals and their affiliated providers; the ownership of facilities; the addition of new facilities and services; confidentiality, maintenance and security issues associated with medical records; billing of services; and pricing of services. If we fail to comply with applicable laws and regulations, we could suffer penalties, including the loss of our licenses to operate. In addition, we lease our healthcare facilities, including buildings that may be owned by state-owned enterprises, and in those circumstances, we may be subject to unfavorable terms, such as early termination clauses.

In addition, further healthcare legislative reform is likely, and although recent policy announcements and healthcare reform legislation has all pointed to more market opening and other issues which are beneficial to our development, there is no assurance that future legislation will always be reflective of the current policy environment. Unexpected new policies adverse to our development could materially adversely affect our business and results of operations in the event we do not comply or if compliance is costly. It is not possible to anticipate the exact nature of future healthcare legislative reform in China, which depends largely on factors such as the Chinese Ministry of Health’s priorities, the political climate, and political priorities that can vary significantly from year to year. As such, legislative reform in China is often unpredictable. Consequently, if our business fails to comply with any of these reforms for any reason, it could result in penalties, loss of licensure, additional compliance costs or other adverse consequences.

If we fail to properly manage the registration of the medical professionals at the medical facilities in our network, we may be subject to penalties against such medical facilities, including fines, loss of licenses, or an order to cease practice, which could materially and adversely affect our business and results of operations.

The practicing activities of medical professionals are strictly regulated under laws, rules and regulations in China. For instance, in China, medical professionals who practice at medical facilities must hold practicing licenses and may only practice within the scope of their licenses and at the specific medical facilities at which their licenses are registered. Furthermore, in China, if a medical professional is found to be practicing at a medical facility where he or she is not properly registered, both the individual and the medical facility will be subject to administrative penalties. Our failure to properly manage the registration of medical professionals in our medical facilities may subject the physicians, us or the individual medical facilities in our network to administrative penalties including fines, loss of licenses, or even an order to cease practice, any of which could materially and adversely affect our business and results of operations.

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If we do not attract and retain qualified physicians, administrators or other hospital personnel, our hospital operations would be adversely affected.

Our success in operating our hospitals and clinics is, in part, dependent upon the number and quality of the physicians, administrators and other medical personnel working at these facilities and our ability to retain them. As we offer premium, internationally accredited healthcare services at our hospitals and clinics, we are dependent on attracting a certain number (depending on market profiles) of qualified healthcare professionals, who may experience cultural challenges working in China and may not be willing or able to remain in China for the extended periods of time which are preferable for physician employment. In addition, physicians may terminate their affiliation with our hospitals at any time. The failure to recruit and retain qualified physicians, management, nurses and other medical support personnel, or to control labor costs, could have an adverse effect on our business and results of operations.

We depend on key personnel for the success of our business.

Our success depends, to a significant extent, on the continued active participation of our executive officers and other key personnel, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Vice President of Medical Affairs, Chief Nursing Officer and the General Managers of our hospitals. In addition, there is significant competition for employees with expertise in the healthcare industry in China. In order to succeed, we need to be able to retain our executive officers and key personnel and attract highly skilled personnel in various functions of our business. We cannot make assurances that we will be successful in attracting, integrating, motivating and retaining key personnel. If we are unable to retain our key personnel and attract additional qualified personnel, as and when needed, our business may be adversely affected.

Our business is highly dependent on our reputation. Failure to further develop, maintain or enhance our reputation may materially and adversely affect our business, financial condition and results of our operations.

Our reputation is critical to our success in the healthcare services market in China. Our management believes that our brand is well regarded by our patients. However, our failure to develop, maintain or enhance our reputation may materially and adversely affect our business, financial condition and results of our operations.

Many factors are important for maintaining and enhancing our reputation and may negatively affect our reputation if they are not properly managed, such as:

•	Our ability to effectively manage the quality of our services and facilities in our hospitals and clinics, including monitoring the performance of our physicians and other medical professionals;

•	Our ability to provide convenient and reliable medical treatments;

•	Our ability to increase our brand awareness among existing and potential patients;

•	Our ability to meet and exceed our patients’ expectations;

•	Our ability to protect the confidentiality of patient data; and

•	Our ability to adopt new technologies or adapt our systems according to our patients’ needs and/or new industry standards.

Any problems with our services, if publicized in the media or otherwise, could negatively impact our reputation. Similarly, inappropriate or inadequate communication following a major crisis, such as a major operational incident, cybersecurity breach, breach of law or ethics or leak of market-sensitive confidential information, could quickly and seriously impair our reputation. Depending on the nature of such crisis, effective communication may not mitigate serious damage to our reputation and may expose us to criminal and civil prosecution or class action suits by shareholders and other interested parties. Any of these risks can have a material adverse impact on our business.

If we fail to maintain important business relationships with certain key third parties, our business, reputation, financial condition and results of operations may suffer.

The medical facilities in our network have established certain cooperation relationships with various third parties, such as suppliers of medical devices (ranging from medical beds to Da Vinci surgical systems), pharmaceutical drug manufacturers and distributors, marketing agencies and other hospitals and clinics outside of our network who refer patients to our facilities. Each of these relationships is important to us as they enable us to provide quality service and enhance our reputation and brand name in China. For example, we work with certain e-commerce sites to market and sell care packages to expectant patients and their families, which is a key patient base for us. If this relationship were to be damaged, obstetrics volume could be negatively impacted.

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There is no assurance that we can maintain our cooperation arrangements with such third parties. Should such arrangements become unsuccessful, the number of patients and in turn our revenue may be adversely affected. In addition, as certain arrangements may not be exclusive, there is no assurance that such third parties would not enter into similar arrangements with our competitors or otherwise act in a manner adverse to our interests. If we fail to maintain the cooperation arrangements with these third parties or if these third parties fail to fulfill their obligations under the cooperation arrangements, or if they form relationships with our competitors, our business, reputation, financial condition and results of operations may be adversely affected.

Unauthorized use of our brand name by third parties may adversely affect our business.

We consider our brand name to be critical to our success. In addition, our continued ability to differentiate our business from the other premium private healthcare providers and other potential new entrants would depend substantially on our ability to preserve the value of our brand name. We rely on trademark law, company brand name protection policies, and agreements with our employees, patients and business partners to protect the value of our brand name. In particular, the UFH brand name has been registered as a “well-known trademark” by the Trademark Office of the State Administration for Market Regulation of the People’s Republic of China (which had been reorganized as the Trademark Office of National Intellectual Property Administration since March 2018). We have also completed the trademark registration process and have been licensed to use several other related trademarks and we currently have 32 trademarks registered under the name of our wholly foreign-owned enterprise, United Family Healthcare Management Consulting (Beijing) Co., Ltd. (the “UFH (WFOE)”), and 108 trademarks registered under the name of Chindex Inc., one of our subsidiaries. However, there can be no assurance that the measures taken by us in this regard are adequate to prevent or deter infringement or other misappropriation of our brand name. Among others, we may not be able to detect unauthorized use of our brand name or copycat in a timely manner because our ability to determine whether other parties have infringed our brand name is generally limited to information from publicly available sources. In order to preserve the value of the UFH brand name, we may have to take legal action against third parties. Nonetheless, because the validity, enforceability and scope of trademark protection in China is uncertain and still evolving, we may not be successful in litigation. Further, future litigation may also result in substantial costs and diversion of our resources and disrupt our business.

As a provider of medical services, we are exposed to inherent risks relating to malpractice and other claims and we may not be adequately insured against such liabilities.

In recent years, physicians, hospitals and other healthcare providers in China have become subject to an increasing number of legal actions alleging malpractice or related legal issues. In addition, as a provider of medical services, any misdiagnosis or improper treatment may result in negative publicity regarding our business or our services, which would harm our reputation. If we are found liable for malpractice, we may be required to pay substantial monetary damages and legal costs.

To protect our business from the cost of any such claims, we maintain professional malpractice liability insurance and general liability insurance coverage in amounts and with deductibles that we believe to be appropriate for our operations. However, our insurance coverage may not cover all claims against us or continue to be available at a reasonable cost for them to maintain adequate levels of insurance. In addition, even if we are able to successfully defend ourselves against a certain claim, we could be required to spend significant management, financial and other resources in the process, which could disrupt our business, and our reputation and brand name may also suffer.

Our insurance coverage may not be sufficient to cover the risks related to our business, and its insurance costs may increase significantly.

Our management believes it has obtained an adequate amount of insurance for the insurable risks relating to our business, including medical malpractice insurance. However, there is no assurance that the insurance policies it maintains are sufficient to cover our business operations. If UFH was to incur substantial liabilities that were not covered by its insurance, UFH could incur costs and losses that could materially and adversely affect its results of operations. Furthermore, UFH cannot assure you that it will be able to continue to maintain insurance with adequate coverage for liability or risks arising from any of its services on acceptable terms. Even if the insurance is considered adequate by management, insurance premiums could increase significantly which could result in higher costs to the company, or insurance terms could change which result in higher effective costs to the company.

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We depend on our information systems, which if not implemented, maintained, and secured, could adversely affect our operations.

Our business is dependent on effective information systems that assist us in, among other things, monitoring, assessing utilization and other cost factors, supporting our healthcare management techniques, processing billing and providing data to regulators, and maintaining patient, employee, and corporate privacy and security. If we experience a reduction in the performance, reliability or availability of our information systems, our operations and ability to produce timely and accurate reports could be adversely impacted.

Our information systems and applications require regular maintenance, upgrading and enhancement to meet operational needs. Moreover, the proposed expansion of our facilities and similar activities require transitions to or from, and the integration of, various information systems. We regularly upgrade and expand our information systems capabilities throughout our healthcare services operations. Upgrades, expansions of technological capabilities, and other potential system-wide improvements in information systems may require significant capital expenditures. If we experience difficulties with the transition to or from information systems or are unable to properly implement, finance, maintain or expand such systems, our business could suffer, among other things, from operational disruptions, which could adversely affect our business prospects or results of operations.

We are subject to cyber security risks and other cyber incidents, including the misappropriation of information and other breaches of information security which could adversely affect our business and disrupt our operations.

In the normal course of conducting business, we collect and store sensitive data on our systems, including personal information of patients and employees, including patient medical records, financial information and documentation, and various internal operational documentation. Despite the security measures we have in place and any additional measures we may implement in the future to safeguard our systems and to mitigate potential security risks, our facilities and systems could be vulnerable to cyber security breaches, such as unauthorized access, accidents, employee errors or malfeasance, computer viruses, hackings or other disruptions. Such breach could compromise the security of our data and information technology infrastructure, thereby exposing such information to unauthorized third parties. Techniques used to obtain unauthorized access to information systems, or to sabotage those systems, change frequently and generally are not recognized until launched against a target. We may be required to expend significant capital and other resources to remedy, protect against or alleviate these and related problems, and we may not be able to remedy these problems in a timely manner, or at all. Any disruption of our systems or security breach or event resulting in the misappropriation, loss or other unauthorized disclosure of confidential information, whether by us directly or by an unauthorized third-party, could damage our reputation, result in the incurrence of costs, expose us to the risks of litigation and liability, result in regulatory penalties under laws that protect privacy of personal information, disrupt our business or otherwise affect our results of operations.

Our debt could impair our financial condition and prevent us from fulfilling our business obligations.

In connection with the closing of the business combination, NF Unicorn Chindex Holding Limited, our wholly owned indirect subsidiary, entered into seven-year senior secured credit facility in an aggregate amount of RMB 2,094,600,000 (i.e., the RMB equivalent of $300,000,000) with China Merchants Bank Co., Ltd., New York Branch and Shanghai Pudong Development Bank Putuo Sub-Branch as arrangers and original lenders (the “Senior Secured Term Loan”), which funds were used to finance the business combination (in part). We have total indebtedness of approximately $355,265,000 and cash on hand of approximately $237,245,000 as of September 30, 2019 (on a pro forma basis). Such indebtedness could affect our future operations, for example by:

•	requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on indebtedness instead of funding working capital, capital expenditures, acquisitions and other business purposes;

•	making it more difficult for us to satisfy all of our debt obligations, thereby increasing the risk of triggering a cross-default provision;

•	increasing our vulnerability to economic downturns or other adverse developments relative to less leveraged competitors;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions or other corporate purposes in the future; and

•	increasing the cost of borrowing to satisfy business needs.

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In addition, the terms of our indebtedness impose significant restrictions on our operating and financial flexibility through various covenants that limit our ability to, among other things:

•	incur or guarantee additional indebtedness;

•	make restricted payments, including dividends and management fees;

•	create or permit certain liens; and

•	enter into business combinations and asset sale transactions.

If the terms of our debt financing arrangements preclude us from pursuing certain business opportunities, our business and prospects could be adversely affected.

We may be unable to service or refinance our debt.

Our ability to make scheduled payments on, or to reduce or refinance, our indebtedness will depend on our future financial and operating performance. To a certain extent, our future performance will be affected by the impact of general economic, financial, competitive and other factors beyond our control, including the availability of financing in the banking and capital markets. We cannot be certain that our business will generate sufficient cash flow from operations to service our debt. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt to avoid defaulting on our debt obligations or to meet other business needs. A refinancing of any of our indebtedness could be at higher interest rates, could require compliance with more onerous covenants that further restrict our business operations, could be restricted by another of our debt instruments outstanding, or refinancing opportunities may not be available at all.

Our warrants will become exercisable for our ordinary shares 30 days after the Closing, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

We issued public warrants to purchase 14,375,000 ordinary shares at $11.50 per share as part of our IPO, and we issued forward purchase warrants to certain institutions and accredited investors in connection with the business combination to purchase an aggregate of 4,750,000 ordinary shares at $11.50 per share at the Closing. The ordinary shares issued upon exercise of our public warrants and forward purchase warrants will result in dilution to the then existing holders of our ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our ordinary shares.

The Sponsor has significant influence over us.

The Sponsor beneficially owns approximately 13.16% of our ordinary shares (including warrants to purchase ordinary shares). In addition, in connection with the closing of the business combination, the Sponsor entered into (i) certain irrevocable proxies with certain shareholders, pursuant to which such shareholders agreed to grant an irrevocable proxy to the Sponsor to exercise all voting rights attaching to any ordinary shares held by such shareholders at all of our shareholder meetings, and (ii) certain director support agreements with certain shareholders, pursuant to which each such shareholder agreed to, at any of our shareholder meetings, vote all of the ordinary shares directly or indirectly owned or controlled by such shareholder or its affiliates or over which such shareholder or any of its affiliates has voting power to elect each and every person who is nominated by the Sponsor or whom is voted in favor of by the Sponsor to serve as a director of us. As a result of the entry into the aforementioned agreements, the Sponsor has the power to indirectly control approximately 55.3% of our outstanding ordinary shares (including warrants to purchase ordinary shares). As long as the Sponsor owns or controls a significant percentage of our outstanding voting power, it will have the ability to strongly influence all corporate actions requiring shareholder approval.

In addition, pursuant to the Sponsor Director Nomination Agreement entered into at the Closing, the Sponsor has the right to nominate that number of directors for election to our board of directors equal to the total number of directors to be nominated, less the number of directors nominated by Vivo, Fosun and Roberta Lipson pursuant to the terms of the Vivo Director Nomination Agreement, the Fosun Director Nomination Agreement and the Lipson Employment Agreement, respectively.

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As a result, the Sponsor’s interests may not align with the interests of our other shareholders. The Sponsor is affiliated with NFG, which is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The Sponsor may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, our Charter provides that we renounce any interest or expectancy in the business opportunities of the Sponsor and its directors, managers, officers, members, partners, managing members, employees and/or agents and each such party shall not have any obligation to offer us those opportunities unless presented to one of our directors or officers in his or her capacity as a director or officer.

Our Charter provides that we waive any interest or expectancy in corporate opportunities presented to NFG, Fosun, Vivo and their respective affiliates and representatives, including the Sponsor.

Our Charter provides that, to the fullest extent permitted by applicable law, we renounce and waive any interest or expectancy in, or in being offered an opportunity to participate in, corporate opportunities that are from time to time presented to NFG, Fosun, Vivo and their respective affiliates and representatives, including the Sponsor, even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of NFG, Fosun, Vivo and their respective affiliates and representatives will generally be liable to us for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues, acquires or participates in such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us unless, in the case of any such person who is a director or officer, such corporate opportunity is expressly offered to such director or officer solely in his or her capacity as a director or officer. This will allow NFG, Fosun and Vivo to compete with us. Strong competition for investment opportunities could result in fewer such opportunities for us. We likely will not always be able to compete successfully with our competitors and competitive pressures or other factors may also result in significant price competition, particularly during industry downturns, which could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

Our Board may be limited in its ability to defend against an unsolicited takeover attempt by Fosun or its affiliates.

In accordance with the terms of the Fosun Rollover Agreement, we agreed not to establish a shareholder rights plan, rights agreement, “poison pill,” or similar anti-takeover arrangement that would limit the ability of Fosun or any of its affiliates from acquiring or transferring ordinary shares, in each case, without the prior written consent of Fosun and unanimous approval of our board of directors. This arrangement could limit the ability of our board of directors to take certain types of defensive actions against a potential takeover attempt by the Fosun or its affiliates, even if our board believes that, in the absence of this arrangement, these types of defensive actions would be in the best interests of our company.

Our only significant asset is ownership of 100% of UFH, which may not be able to pay dividends or make distributions to enable us to pay any dividends on our ordinary shares or to satisfy our other financial obligations.

We have no direct operations and no significant assets other than the ownership of 100% of UFH. As such, we depend on UFH for distributions and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to our ordinary shares. The earnings from, or other available assets of, UFH may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our ordinary shares or satisfy our other financial obligations.

The Chinese government imposes strict controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of foreign currencies out of China. The principal regulation governing foreign currency exchange in China is the Regulations of China on Foreign Exchange Administration, as amended in 2008, or the Foreign Exchange Regulations. Under the Foreign Exchange Regulations and other relevant regulations and rules, including Explanations to Regulations on Foreign Exchange Sale, Purchase and Payment (1996), RMB are freely convertible for “current account” transactions, including the distribution of dividends and interest payments, subject to the condition that the remittance of such dividends outside of China complies with certain procedures under Chinese foreign exchange regulation. In order to convert RMB for “capital account” transactions, such as capital injections and loans outside China, the prior approval of, or registration with, the Chinese State Administration of Foreign Exchange, or “SAFE” or its authorized local branches is required.

Under the current regulatory regime in China, both domestically-funded enterprises and foreign-invested enterprises in China may pay dividends only out of their after-tax profit, if any, determined in accordance with Chinese accounting standards and regulations. Our wholly foreign-owned enterprises and domestically-funded enterprises in China are required to set aside as statutory reserve funds at least 10% of its after-tax profit, until the cumulative amount of such reserve funds reaches 50% of its registered capital, whereas our equity joint venture (“EJV”) subsidiaries and cooperative joint venture (“CJV”) subsidiaries have discretion in deciding on the percentage of reserve funds and other funds. Domestically-funded enterprises, wholly foreign-owned enterprises, EJVs and CJVs shall not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. For a discussion of the impact of these rules on our business, please see the section entitled “Risk Factors — Changes in the Foreign Investment Law and regulatory regime could have an impact on the transactions and the operation of our business.”

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We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although NFC conducted due diligence on UFH in connection with the business combination, we cannot assure you that this diligence revealed all material issues that may be present in our business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our control will not later arise. As a result, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges in the future that could result in losses. Even if the due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject. Accordingly, our shareholders could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation materials relating to the business combination contained an actionable material misstatement or material omission.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the business combination, trading in our ordinary shares was not active. Accordingly, the valuation ascribed to our ordinary shares in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning our business or the industries in which we operate in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced products and services on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of our ordinary shares available for public sale;

•	changes in our board or management;

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•	sales of substantial amounts of ordinary shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock markets in general, and the NYSE in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the business combination, the price of our securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. An active trading market for our securities following the business combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the business combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, the NYSE for any reason, and are quoted in the over-the-counter market, the liquidity and price of our securities may be more limited than if we were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could have a material adverse effect on our business.

We are required to provide management’s attestation on internal controls; however, UFH was not subject to Section 404 of the Sarbanes-Oxley Act prior to the consummation of the business combination. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those that were required of UFH as a privately-held company. Although our management has operated under procedures required by the Sarbanes-Oxley Act in the past, they may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to us after the business combination. If we are not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

We may experience difficulties integrating UFH management and operations with our management and operations.

Prior to the business combination requires the integration of UFH, a healthcare services company, with NFC, a special purpose acquisition company with limited operations. These two companies had significantly different histories, growth, management, scale, and strategic focus. Growth of our company going forward may be adversely affected by how well and in what way the two separate companies integrate and restructure themselves, and may include human resource issues, reporting structure changes, or other issues. If we experience problems with integration, a decrease in operational efficiency and/or other unknown factors may negatively impact our business outlook.

Our credit facilities contain certain financial and other covenants. The failure to comply with such covenants could have an adverse effect on us.

In connection with the closing of the business combination, NF Unicorn Chindex Holding Limited, our wholly owned indirect subsidiary, entered into seven-year senior secured credit facility as of December 9, 2019 with China Merchants Bank Co., Ltd., New York Branch and Shanghai Pudong Development Bank Putuo Sub-Branch as arrangers and original lenders, and Shanghai Pudong Development Bank Putuo Sub-Branch as agent and security agent (the “Senior Secured Term Facility Agreement”). The proceeds of the Senior Secured Term Loan were applied towards financing the business combination at the Closing Date.

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The Senior Secured Term Facility Agreement sets out restrictions on, among others, transactions between the borrower, Chindex and its subsidiaries (each, a “Chindex Group Member”) and HHH Inc. and its subsidiaries as at the Closing Date (each, an “Existing HHH Group Member” and together the “Existing HHH Group”), including: (i) restrictions on material transactions of any Chindex Group Member with any Existing HHH Group Member except on arm’s length terms or better (from the perspective of the Chindex Group Member) subject to exceptions agreed in the Senior Secured Term Facility Agreement, and (ii) restrictions on loans, credits or guarantees to be made by any Chindex Group Member or any Existing HHH Group Member, subject to exceptions agreed in the Senior Secured Term Facility Agreement (including, amongst others, any intercompany loans made by or guarantees granted by (x) a Chindex Group Member to or in favor of another Chindex Group Member or an Existing HHH Group Member or (y) by an Existing HHH Group Member in respect of the obligations of, to or in favor of, another Existing HHH Group Member, a Chindex Group Member or NFC or any of its subsidiaries (together, the “NFC Group”), provided that, amongst others, (in respect of the guarantee provided by an Existing HHH Group Member the proceeds of such indebtedness or obligations are reinvested into HHH Inc. and its subsidiaries and /or the Chindex Group by way of equity injection or subordinated intercompany loan. Separately, there are general restrictions (i) that the aggregate consideration paid by the Chindex Group Members for any permitted acquisitions and permitted joint ventures to or in respect of any HHH Group Member and the aggregate intercompany loans made by the Chindex Group Members to the HHH Group Members shall not at any time exceed RMB800,000,000 or the equivalent during the life of the Senior Secured Term Loan, except to the extent funded by (x) any equity injection or shareholder loan made by NFC (or its affiliate) to any Chindex Group Member, and (y) an aggregate amount up to US$150,000,000 funded by NFC (or its affiliate) to any Chindex Group Member by way of the equity injection, which is further provided by such Chindex Group Member to any HHH Group Member by way of equity injection or intercompany loan for the purpose of financing or refinancing the capital expenditure of HHH Group (the “General Basket”), and (ii) in respect of each Chindex Group Member, the making of any permitted acquisition, joint venture investment or restricted payment, or the provision of intercompany loans, entrustment loans or guarantees permitted under the credit agreement related to the Senior Secured Term Loan, shall not have any material adverse effect on NF Unicorn Chindex Holding Limited’s ability to comply with its payment obligations under the finance documents, or to fund any operating expenses in the ordinary course of business in any material respect, or its ability to comply with financial covenants under the credit agreement related to the Senior Secured Term Loan.

In addition, the Senior Secured Term Facility Agreement contains certain financial and other general covenants including a net leverage ratio covenant, and limitations on, among other things, liens or security, financial indebtedness, merger, acquisitions, joint venture, change of business, payment of dividends and other distributions of its share capital, provision of loans, credit or guarantee, disposal of assets, and collection accounts and cash pooling arrangement. Any failure to comply with the restrictions of the credit facilities may result in an event of default under the Senior Secured Term Facility Agreement, and we may then be required to repay such debt with capital from other sources. The credit agreement bears interest at variable rates. If benchmark interest rates designated thereunder increase, variable rate debt will create higher debt service requirements, which could adversely affect our cash flow.

We may need additional capital in the future, and it may not be available on acceptable terms.

We may need to access the debt and equity capital markets. However, these sources of financing may not be available on acceptable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance, investor sentiment and ability to incur additional debt in compliance with agreements governing our then-outstanding debt. These factors may make the timing, amount, terms or conditions of additional financings unattractive to us. If we are unable to generate sufficient funds from operations or raise additional capital, our growth could be impeded.

Risks Relating to Doing Business in China

A severe or prolonged downturn in the global or Chinese economy could adversely affect our business, results of operations and financial condition.

The potential trade war between the U.S. and China may cause global economic turmoil. A prolonged slowdown in the global or Chinese economies, including sustained periods of decreased consumer spending, higher unemployment levels, declining consumer or business confidence and continued volatility and disruption in the credit and capital markets, may have an adverse effect on our business. Unfavorable economic conditions could lead to a decrease in consumer spending on discretionary items, such as our premium services, and could cause our potential patients to delay their treatments or seek treatments at public hospitals where the cost of such services are covered by public insurance. In addition, if global economic uncertainty continues, international companies with offices in China may decide to close or otherwise significantly reduce their headcount in China. This could lead to a significant reduction in our patient base, which is largely dependent on expatriates and affluent Chinese patients. Any of these situations could have a material adverse effect on our business, results of operations and financial condition.

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The economic policies of the Chinese government and economic growth of China could adversely affect us.

Substantially all of our assets are located in China, and all of our revenue is derived from operations in China. Accordingly, our business, financial condition and results of operations are subject to a significant degree, to economic, political and legal developments in China.

The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the degree of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange;

•	the allocation of resources;

•	an evolving and rapidly changing regulatory system; and

•	a lack of sufficient transparency in the regulatory process.

While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and across various sectors of the economy. The Chinese economy has also experienced certain adverse effects due to the global financial crisis. The growth rate of China’s gross domestic product has slowed in recent years to 6.6% in 2018 from 9.4% in 2009, according to the National Bureau of Statistics of China. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on our business. For example, our financial condition and results of operations may be adversely (or positively) affected by government control over capital investments, foreign currency exchange restrictions or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China are still owned by the Chinese government. The continued control of these assets, including formal ownership by the Chinese government of the land used for our facilities, and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies, including state owned public hospitals.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on overall economic growth, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business.

Labor policy changes or reforms by the Chinese government could adversely affect our business.

The Chinese government has strong control and oversight of labor law and labor contract law and enforces compliance with these laws. The government has taken actions to improve protection of employees’ rights, often serving to increase the responsibilities and labor costs of employers. Some significant changes include a requirement to offer permanent employment at the conclusion of two successive fixed term employment contracts; a requirement to pay severance in all cases of termination except for extreme breach of contract by the employee or the employee’s voluntary resignation; and a requirement for the employer to pay financial compensation in return for the employee’s non-compete agreement. Our business is highly dependent on labor for clinical, facility and administrative teams, our business is particularly sensitive to labor reforms that could increase labor costs, such as increasing minimum wages, pension or healthcare contributions, and preferential tax deduction policies. Any changes to such reforms could significantly increase our labor costs, with associated negative impacts of lowering profitability, available cash for expansions, and other negative impacts.

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The Chinese legal system may not provide us with adequate protections.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, the Chinese legal system is a system in which decided legal cases have little precedential value. As such, there are substantial uncertainties regarding the interpretation and application of China’s laws and regulations. The Chinese government has been developing a comprehensive system of commercial law, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. In addition, new laws and regulations that affect existing and proposed future businesses may also be applied retroactively, which can create significant uncertainty. We cannot predict what effect the interpretation of existing or new laws or regulations may have on our business in China. If the relevant authorities determine that we are in violation of any laws or regulations, they would have broad discretion in dealing with such violations, including, among other things: (i) levying fines and (ii) requiring that we discontinue any portion or all of our business in China.

Changes in the Foreign Investment Law and regulatory regime could have an impact on the transactions and the operation of our business.

On March 15, 2019, the National People’s Congress of China promulgated the Foreign Investment Law which will come into effect on January 1, 2020 and replace the trio of existing laws regulating foreign investment in China, namely, the Law of the People’s Republic of China on China-Foreign Equity Joint Venture (the “EJV Law”), the Law of the People’s Republic of China on Wholly Foreign-Owned Enterprises and the Law of the People’s Republic of China on China-Foreign Contractual Joint Ventures (together with the EJV Law, the “JV Laws”), each of which currently apply to some entities incorporated in China and controlled (directly or indirectly) by us. The Foreign Investment Law embodies an expected Chinese regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. Since the Foreign Investment Law is newly enacted, uncertainties exist in relation to its interpretation and implementation. For instance, though the Foreign Investment Law does not explicitly classify contractual arrangements as a form of foreign investment, it contains a catch-all provision under the definition of “foreign investment,” which includes investments made by foreign investors in China through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, such as unwinding our existing contractual arrangements and/or disposal of our related business operations, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all.

In addition, the Foreign Investment Law requires that all foreign invested enterprises in China must comply with either the Company Law of the People’s Republic China or the Partnership Enterprise Law of the People’s Republic China for purposes of their corporate governance structure, organizational form and operational rules, except that foreign invested enterprises established prior to the effective date of the Foreign Investment Law may keep their current corporate governance structure, organizational form and operational rules for a five year transition period ending on December 31, 2024. As a result of the implementation of the Foreign Investment Law, our Chinese subsidiaries that were initially established as China-Foreign Equity Joint Ventures (“EJV”), such as Shanghai Pudong United Family Hospital (“PDU”) and China-Foreign Contractual Joint Ventures (“CJV”), may have to amend their formation documents to take into account some of the material corporate governance and structural differences between the JV Laws and the Company Law. For example, whereas the board of directors governs an EJV and the board of directors or joint management committee governs a CJV under the JV Laws, under the Company Law, the shareholders govern a company. In addition, there are uncertainties as to how and whether our Chinese joint venture partners will agree to work together to implement the necessary changes during the five-year transition period given that these changes may affect the decision making process and other corporate governance matters of the relevant subsidiaries, which might have an impact on our operations.

Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

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The conversion of RMB into foreign currency is regulated, and these regulations could adversely affect our business and investments.

We generate 100% of our revenue and incur approximately 99% of our expenses in RMB within China, however, a portion of our earnings are typically transferred from China and converted into U.S. dollars or other currencies to pay certain of these expenses, including to service our offshore debt financing (which is denominated in RMB). The Chinese government imposes strict controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Specifically, under Chinese foreign exchange regulations, payments for “current account” transactions, including remittance of foreign currencies for payment of dividends, profit distributions, interest and operation-related expenditures, may be made without prior approval but are subject to procedural requirements. Strict foreign exchange control continues to apply to “capital account” transactions, such as direct foreign investment and foreign currency loans. These capital account transactions must be approved by or registered with China’s State Administration of Foreign Exchange, or “SAFE” or its authorized local branches. As such, we cannot assure you that we will able to meet all of our foreign currency obligations to remit profits out of China or to fund operations in China. In addition, it is possible that SAFE could impose new or increase existing restrictions on currency transfers or otherwise impose exchange controls that adversely affect our practices. Adverse actions by SAFE could also affect our ability to obtain foreign currency through debt or equity financing, including by means of loans or capital contributions, which could adversely affect our business.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by Chinese regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and are also required to contribute an amount for each eligible employee equal to certain percentages of their salary, including bonuses and allowances, up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement to contribute to employee benefit contribution plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. In addition, companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. It is our policy for each of our subsidiaries to follow the government regulations and instructions on tax withholding and social benefit contributions. If we do not contribute enough money to the employee benefit contribution plans and/or fail to withhold the appropriate amount of individual income tax, we may be subject to late fees and fines and our financial condition and results of operations may be adversely affected.

China’s M&A Rules and certain other Chinese regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules,” adopted by six Chinese regulatory agencies in 2006 and amended in 2009, along with other rules and regulations concerning mergers and acquisitions, established procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce of the People’s Republic of China, or “MOFCOM,” be notified in advance of any change-of-control transaction in which a foreign investor takes control of a Chinese domestic enterprise. Moreover, the Anti-Monopoly Law of the People’s Republic of China requires that the MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, MOFCOM issued a regulation that specifies that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns will be subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain its market share.

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A new health epidemic could further adversely affect our operations.

An epidemic outbreak could significantly disrupt our ability to adequately staff our facilities and may generally disrupt operations. For example, in March 2003, several countries, including China, experienced an outbreak of a new and highly contagious form of atypical pneumonia now commonly known as Severe Acute Respiratory Syndrome, or “SARS.” The severity of the outbreak in certain municipalities, such as Beijing, and provinces, such as the Guangdong Province, materially affected general commercial activity. In particular, a large percentage of the expatriate community that uses our healthcare services left China during the height of the SARS epidemic and could be expected to do so again under similar circumstances. The SARS epidemic in China had a significantly negative impact on our healthcare business, and the extent of any adverse impact that any future SARS outbreak or similar epidemic, such as Avian flu or Swine flu, could have on the Chinese economy and on our business cannot be predicted at this time. Any future SARS or similar outbreak could severely restrict the level of economic activity in affected areas, which could have a material adverse effect on our business and results of operations.

Natural disasters, terrorist attacks and other extraordinary events could adversely affect our business.

Our business could be materially and adversely affected by natural disasters, terrorist attacks or other events in China where all of our operations are located. For example, in May 2008, the Sichuan Province suffered a strong earthquake measuring approximately 8.0 on the Richter scale that caused widespread damage and casualties and had a material adverse effect on the general economic conditions in the affected areas. The occurrence of any future disasters such as earthquakes, fires, floods, wars, terrorist attacks, or other events, or if our information systems or communications network breaks down or operates improperly as a result of such events, our facilities may be seriously damaged, and it may have to stop or delay operations. We may incur expenses relating to such damages, which could have a material adverse effect on our business and results of operations.

The Chinese government could change its policies toward, or even nationalize, private enterprise, which could harm our operations.

Over the past several years, the Chinese government has pursued economic reform policies, including the encouragement of private economic activities, decentralization of economic regulation and substantial reform of the healthcare system in China. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time without notice. Changes in policies by the Chinese government resulting in changes in laws and regulations or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion or imports and sources of supply could materially and adversely affect our business and operating results. In addition, the nationalization or other expropriation of private enterprises by the Chinese government could result in the total loss of our investment in China.

Also, the Chinese tax system is subject to substantial uncertainties in both interpretation and enforcement of the laws. In the past, following the Chinese government’s program of privatizing many state-owned enterprises, the Chinese government attempted to augment our revenues through heightened tax collection efforts. Continued efforts by the Chinese government to increase tax revenues could result in other decisions or interpretations of the tax laws by the Chinese taxing authorities that increase our future tax liabilities or deny it expected refunds, which could adversely impact our business.

If we fail to comply with environmental, health and safety laws and regulations in China, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

We are subject to numerous environmental, health and safety laws and regulations. Any violation of these regulations may result in substantial fines, criminal sanctions, revocations of operating permits, shutdown of our facilities and obligations to take corrective measures. We cannot completely eliminate the risk of injury as a result of any of these violations, and in such event, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil, administrative or criminal fines and penalties. Liability for any such costs may materially adversely affect our business, financial condition, results of operations and prospects.

As the operations of our business generate waste water, hazardous substances and other industrial wastes, we must comply with all applicable national and local environmental laws and regulations in China. In accordance with China’s Environmental Protection Law, as amended in 2014, China’s Law on the Prevention and Control of Occupational Diseases, as amended in 2018, and the Administrative Measures for Pollutant Discharge Licensing, as amended in 2019, we are required to undertake an environmental impact assessment, implement occupational disease hazard assessment procedures and pass certain environmental protection acceptance procedures at each of our facilities, the latter of which must be completed within twelve months of the completion of construction at the relevant facility. In addition, we are also required to register with, and/or obtain approvals from, relevant environmental protection authorities for various environmental matters such as discharging waste generated by our operations.

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In addition, each of our medical institutions is required to comply with the safety and health laws and regulations in China. For example, in accordance with China’s Law on the Prevention and Control of Radioactive Pollution (2003), each of our medical institutions that operate equipment that contain radioactive materials or emit radiation must obtain a radiation safety permit from the relevant local counterpart of the Ministry of Environmental Protection.

Two of our new facilities are in the process of completing their environmental acceptance procedures and are expected to complete the required procedures within the time frame required by applicable laws. These facilities are expected to obtain the required approvals before the expiration of such statutory time limit. However, we may not be able to obtain such approvals or permits or follow the requisite requirements at this facility or other facilities in a timely manner or at all. If we are unable to comply with these rules, we may be required to pay fines or damages to third parties or we may be ordered to suspend or cease our operations in the relevant premises.

Corrupt practices in the healthcare industry in China may place us at a competitive disadvantage if our competitors engage in such practices and may harm our reputation if our hospitals and the medical personnel who work in them engage in such practices.

There may be corrupt practices in the healthcare industry in China. Our competitors, other service providers or their personnel or equipment manufacturers may engage in corrupt practices to influence hospital personnel or other decision makers in violation of the anti-corruption laws of China and the U.S. Foreign Corrupt Practices Act, or the “FCPA.”

We have adopted a policy regarding compliance with the anti-corruption laws of China and the FCPA to prevent, detect and correct such corrupt practices. However, as competition persists and intensifies in the industry, we may lose opportunities if our competitors engage in such practices or other illegal activities. In addition, our administrators or the doctors or other medical personnel who work in our hospitals may engage in corrupt practices without our management’s knowledge.

Although our policies prohibit such practices, we have limited control over the actions of individual employees who may act outside of such policies. If any of them engages in such illegal practices, we or our hospitals may be subject to sanctions or fines and our reputation may be adversely affected by negative publicity stemming from such incidents.

Failure to comply with anti-corruption laws, rules and regulations could subject our facilities and/or the physicians, other medical professionals and staff who work at our facilities to investigations and administrative or criminal proceedings, which may harm the reputation of such medical facilities and materially and adversely affect our business, financial condition and results of operations.

We have adopted policies and procedures designed to ensure that the physicians, other medical professionals and staff who work at the facilities in our network reasonably comply with anti-corruption laws, rules and regulations. The Chinese government has recently increased its anti-bribery efforts to reduce improper payments and other benefits received by physicians, other medical professionals and staff in connection with the purchase of pharmaceuticals and the provision of healthcare services. There can be no assurance that our policies and procedures will effectively prevent any non-compliance with relevant anti-corruption laws, rules and regulations arising from actions taken by an individual physician, other medical professionals and staff without the knowledge of each medical facility in our network. If this occurs, the medical facilities and/or the physicians, other medical professionals and staff may be subject to investigations and administrative or criminal proceedings, and the reputation of the medical facilities in our network could be significantly harmed by any negative publicity stemming from such incidents, which may materially and adversely affect our business, financial condition and results of operations.

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Recent trade policy initiatives announced by the United States administration against China may adversely affect our business.

On August 14, 2017, the President of the United States issued a memorandum instructing the United States Trade Representative (“USTR”) to determine whether to investigate under section 301 of the United States Trade Act of 1974 (Trade Act), laws, policies, practices, or actions of the Chinese government that may be unreasonable or discriminatory and that may be harming United States intellectual property rights, innovation, or technology development. Based on information gathered in that investigation, the USTR published a report on March 22, 2018 on the acts, policies and practices of the Chinese government supporting findings that such are unreasonable or discriminatory and burden or restrict United States commerce. On March 8, 2018, the President exercised his authority to issue the imposition of significant tariffs on imports of steel and aluminum from a number of countries, including China. Subsequently, the USTR announced an initial proposed list of 1,300 goods imported from China that could be subject to additional tariffs and initiated a dispute with the World Trade Organization against China for alleged unfair trade practices. The President has indicated that his two primary concerns to be addressed by China are (i) a mandatory $100 billion reduction in the China/United States trade deficit and (ii) limiting the planned $300 billion Chinese government support for advanced technology industries including artificial intelligence, semiconductors, electric cars and commercial aircraft. On July 6, 2018, the United States initially imposed a 25% tariffs on $34 billion worth of Chinese goods, including agriculture and industrial machinery, which prompted the Chinese government to initially impose tariffs on $34 billion worth of goods from the United States, including beef, poultry, tobacco and cars. Since July 2018, the United States imposed tariffs on $250 billion worth of Chinese products and has threatened tariffs on $325 billion more. In response, China imposed tariffs on $110 billion worth of U.S. goods, and threatened qualitative measures that would affect U.S. businesses operating in China. In May 2019, the United States raised the tariffs on $100 billion of Chinese products to 25% from 10%, and were expected to increase further to 30% on October 15, 2019, however such increase was suspended pending negotiation of a “phase one” trade agreement with China. On August 1, 2019, President Trump announced a new 10% ad valorem duty on additional categories of goods imported from China, which amount was then increased to 15% on August 23, 2019. The new tariff at the rate of 15% became effective September 1, 2019 with respect to certain categories of goods and was expected to become effective for additional categories of goods on December 15, 2019. On December 13, 2019 the U.S. and China signed a “phase one” trade agreement, which avoided the imposition of additional tariffs. However, there can be no assurances that the U.S. or China will not increase tariffs or impose additional tariffs in the future.

In addition to the proposed retaliatory tariffs, the President has also directed the U.S. Secretary of the Treasury to develop new restrictions on Chinese investments in the U.S. aimed at preventing Chinese-controlled companies and funds from acquiring U.S. firms with sensitive technologies. A Foreign Investment Risk Review Modernization Act was introduced to Congress for review to modernize the restrictive powers imposed by the Committee on Foreign Investment in the United States.

This evolving policy dispute between China and the United States is likely to have significant impact on the Chinese economy as well as consumer discretional spending, directly and indirectly, and no assurance can be given that we will not be adversely affected by any governmental actions taken by either China or the United States, perhaps materially. In view of the positions of the respective trade representatives, it is not possible to predict with any certainty the outcome of this dispute or whether it will involve other agencies or entities brought in to resolve the policy differences of the two countries. Furthermore, any political or trade controversies, or political events or crises, between the United States and China or proxies thereof, whether or not directly related to our business, could reduce the price of our ordinary shares since we are a U.S. listed company operating in China.

If we become directly subject to the scrutiny involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S. listed China-based companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions and are conducting internal and/or external investigations into the allegations. If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend our business. Such investigations or allegations will be costly and time-consuming and distract our management from our business plan and could result in our reputation being harmed and our stock price could decline as a result of such allegations, regardless of the truthfulness of the allegations.

Healthy Harmony’s audit report incorporated by reference in this proxy statement was prepared by auditors who are not inspected fully by the Public Company Accounting Oversight Board and, accordingly, our shareholders are deprived of the benefits of this inspection.

As an auditor of companies that are publicly traded in the United States and a firm registered with the Public Company Accounting Oversight Board, or “PCAOB,” Ernst & Young Hua Ming LLP is required under the laws of the United States to undergo regular inspections by the PCAOB. However, because Healthy Harmony has substantial operations within China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, Healthy Harmony’s auditor and its audit work are not currently inspected fully by the PCAOB. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. The joint statement reflects a heightened interest in an issue that has concerned U.S. regulators in recent years. However, it remains unclear what further actions the SEC and PCAOB will take to address the problem.

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Inspections of other auditors conducted by the PCAOB outside of China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality.

The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of Healthy Harmony’s auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

Restrictions on the direct production of audit work papers to foreign regulators could result in Healthy Harmony’s financial statements being determined to not be in compliance with the requirements of the Exchange Act.

In late 2012, the SEC commenced administrative proceedings under Rule 102(e) of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the mainland Chinese affiliates of the “big four” accounting firms, including the affiliate of Healthy Harmony’s auditor. The Rule 102(e) proceedings initiated by the SEC related to the failure of these firms to produce documents, including audit work papers, in response to the request of the SEC pursuant to Section 106 of the Sarbanes-Oxley Act of 2002, as the auditors located in China are not in a position lawfully to produce documents directly to the SEC because of restrictions under Chinese law and specific directives issued by the China Securities Regulatory Commission (“CSRC”). The issues raised by the proceedings are not specific to the Chinese affiliate of Healthy Harmony’s auditor or to Healthy Harmony, but potentially affect equally all PCAOB-registered audit firms based in China and all businesses based in China (or with substantial operations in China) with securities listed in the United States. In addition, auditors based outside of China are subject to similar restrictions under Chinese law and CSRC directives in respect of audit work that is carried out in China that supports the audit opinions issued on financial statements of entities with substantial China operations.

In February 2015, each of the “big four” accounting firms in China agreed to a censure and to pay a fine to the SEC to settle the dispute with the SEC. The settlement stayed the current proceeding for four years, during which time the firms were required to follow detailed procedures to seek to provide the SEC with access to Chinese firms’ audit documents via the CSRC. If a firm did not follow the procedures, the SEC would impose penalties such as suspensions, or commence a new, expedited administrative proceeding against the non-compliant firm or it could restart the administrative proceeding against all four firms. In addition, the limitations imposed by China on the production of work papers reflecting audit work performed in China could likewise result in the imposition of penalties on Healthy Harmony’s independent registered public accounting firm by the PCAOB or the SEC, such as suspensions of such audit firm’s ability to practice before the SEC. Under the terms of the settlement, the underlying proceeding against the “big four” accounting firms in China was deemed dismissed with prejudice four years after entry of the settlement. The fourth anniversary of the settlement was on February 6, 2019. We cannot predict if the SEC will further challenge the four firms as to their compliance with U.S. law in connection with U.S. regulatory requests for audit work papers, or if the results of the challenge would result in the SEC imposing penalties, such as suspensions. If any additional remedial measures are imposed on the Chinese affiliates of the “big four” accounting firms, including Ernst & Young Hua Ming LLP, we could be unable to timely file future financial statements in compliance with the requirements of the Exchange Act.

If our independent registered public accounting firm, or the affiliate of our independent registered public accounting firm, were denied, even temporarily, the ability to practice before the SEC, we would need to consider alternate support arrangements for the audit of our operations in China. If our auditor, or an affiliate of that firm, were unable to address issues related to the production of documents, and we were unable to timely find another independent registered public accounting firm to audit and issue an opinion on its financial statements, its financial statements could be determined to not be in compliance with the requirements of the Exchange Act. A determination of this type could ultimately lead to delisting of our ordinary shares from the NYSE or deregistration from the SEC, or both. This would materially and adversely affect the market price of our ordinary shares and substantially reduce or effectively terminate the trading of our ordinary shares in the United States.

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Our use of leased properties could be challenged by third parties or government authorities, which may cause interruptions to our business operations.

All of our properties are leased. Certain of these leases do not meet various land and property-related legal requirements. For example, certain of our lessors have not provided us with required documentation including: ownership certificates or other documentation proving their right to lease the property to us and evidence that they acquired the appropriate government approval and followed the required registration process needed to lease the property to us. If our lessors do not have the right to lease the properties to us or they fail to receive required permits or follow the required registration procedures with the relevant government authorities, our leases could be invalidated. If this occurs, we may be required to renegotiate our leases with the proper parties, the terms of which may be less favorable to us, or relocate our facilities entirely. In addition, failure to register may expose us to potential fines if we fail to remediate after receiving notice from the relevant Chinese government authorities. Although these authorities have not provided us with such notice in the past, we cannot assure you that such notice will not be provided in the future. Also, the operation of our hospitals and clinics under certain of our leases may be challenged by the relevant Chinese authorities because the location of those leases does not permit such operation due to zoning restrictions.

We cannot assure you that third parties or government agencies may not challenge our use of the leased properties. The consequences of any of the above may materially adversely affect our business, results of operations and financial condition.

Risks Relating to Our Corporate Structure

If the Chinese government finds that the agreements we entered into to establish the structure for a portion of our operations in China do not comply with its restrictions on foreign investment in healthcare businesses, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish a portion of our economic benefits in the assets and operations of our affiliated Chinese entities.

We are a Cayman Islands company and as such we are classified as a foreign enterprise under Chinese laws. Various laws, regulations and rules in China restrict foreign ownership in, and restrict foreign invested enterprises from holding, certain licenses required to operate healthcare-related businesses. Specifically, under the Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2019 Version), medical institutions are currently on the “negative list” for foreign investment. As such, foreign investors are not allowed to own more than a 70% equity interest in such institutions pursuant to the Interim Measures for Administration of China-Foreign Joint Venture and Cooperative Medical Institutions (the “Interim Measures”), which took effect in July 2000. In addition, the Interim Measures also set forth certain qualification requirements for foreign investors, such as requiring that such investors possess investment and operational experience in the medical sector. To comply with such restrictions, we have organized the remaining 30% of certain of our subsidiaries through a series of contractual arrangements as variable interest entities (the “Relevant Entities”). As a result of these contractual arrangements, we are able to control 100% of such entities (including the 30% held by the nominee shareholder(s)) and receive all of the economic benefits from the operations of these entities.

It is uncertain whether any new Chinese laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide, including whether and how the Foreign Investment Law promulgated in March 2019 might impact the viability of this corporate structure. See “— Risks Relating to Doing Business in China — Changes in the Foreign Investment Law and regulatory regime could have an impact on the transactions and the operation of our business.” above.

If we or any of our Chinese subsidiaries or affiliated Chinese entities, or their respective subsidiaries, are found to be in violation of any existing or future Chinese laws, rules or regulations or fail to obtain or maintain any of the required permits or approvals, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking the business licenses or operating licenses of our Chinese subsidiaries or affiliated Chinese entities and their respective subsidiaries;

•	discontinuing or restricting our operations in China, including shutting down or blocking our website or discontinuing or placing restrictions or onerous conditions on our operations;

•	restricting our ability to collect revenues or confiscating our income or the income of our Chinese subsidiaries or affiliated Chinese entities;

•	requiring us to undergo a costly and disruptive restructuring such as forcing us to transfer our equity interests in our Chinese subsidiaries to a domestic entity or invalidating the agreements that our Chinese subsidiaries expect to enter into with our affiliated Chinese entities and their respective shareholders;

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•	requiring us to establish a new enterprise, re-applying for required licenses or relocating our businesses, staff and assets;

•	imposing additional conditions or requirements with which we may not be able to comply;

•	restricting our right to collect revenues or limiting our business and operations in China; and

•	taking other regulatory or enforcement actions, including levying fines, that could be harmful to our business.

The imposition of any of these penalties could have a material adverse effect on our ability to conduct our business and our results of operations.

We rely on certain contractual arrangements for a portion of our operations in China, which may not be as effective in providing operational control as direct ownership.

We rely on contractual arrangements with the Relevant Entities, their respective subsidiaries and their respective shareholders to operate a portion of our business in China. Although these contractual arrangements provide us with 100% control over the Relevant Entities and their subsidiaries (including the 30% held by the nominee shareholder(s)) the contractual arrangements may not be as effective as direct ownership in providing us with 100% control over our variable interest entities as direct ownership. For example, the Relevant Entities or their shareholders may breach their contractual arrangements with us by, among other things, taking actions that are detrimental to our interests. From a legal perspective, if our variable interest entities, any of their subsidiaries or their shareholders fail to perform its respective obligations under the contractual arrangements, we may have to incur substantial costs and spend other resources to enforce such arrangements, and be forced to rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief and claiming damages. If this were to happen, it could be time consuming and costly.

These contractual arrangements are governed by Chinese law and provide for the resolution of disputes through arbitration in China or through Chinese courts. The legal environment in China is not as developed as in some other jurisdictions, such as the United States. In addition, the Chinese regulatory environment presents inherent uncertainties. See “— Risks Relating to Doing Business in China —  The Chinese legal system may not provide us with adequate protections” As a result, our rights under the contractual arrangements could not be honored and our ability to enforce these contracts under the contractual arrangements could be limited. If we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our business and operations could be severely disrupted, which could damage our reputation and materially and adversely affect our business, financial condition, results of operations and prospects.

Shareholders of the Relevant Entities may have a potential conflict of interest with us, and they may breach their contracts with us in a manner contrary to the interest of our company.

Each of the Relevant Entities is partially owned by certain of our employees who were designated by us. Accordingly, conflict may arise between these nominee shareholders’ fiduciary duties as director or supervisor of the Relevant Entities and us.

When conflicts of interest arise, these individuals may not act in the best interests of our company and conflicts of interest may not be resolved in our favor. In addition, these individuals may breach or cause either of the Relevant Entities to breach the contractual arrangements that will allow us to control 100% of such entities and their respective subsidiaries (including the 30% held by the nominee shareholder(s)) and receive economic benefits from them. We do not expect to enter into arrangements to address such potential conflicts of interest between these individuals and us. If we cannot resolve any conflicts of interest or disputes between us and the shareholders of either of the Relevant Entities, we would have to rely on legal proceedings, which could result in disruption of our business, and there would be substantial uncertainty as to the outcome of any such legal proceedings.

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The contractual arrangements with either of the Relevant Entities may be reviewed by the Chinese tax authorities for transfer pricing adjustments, which could increase our overall tax liability.

The Chinese Enterprise Income Tax Law, effective on January 1, 2008 and amended on December 24, 2017, or the EIT Law, requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The Chinese tax authorities may impose reasonable adjustments on taxation if they have identified any related-party transactions that are inconsistent with arm’s-length principles. The Relevant Entities could face material adverse tax consequences if the Chinese tax authorities determined that certain related party transactions to be entered into between them and UFH (WFOE) were not entered into based on arm’s-length negotiations and therefore constitute a favorable transfer pricing arrangement. If the Chinese tax authorities were to determine that these contracts were not entered into on an arm’s-length basis, they could request that the Relevant Entities adjust their taxable income upward for Chinese tax purposes. Such a pricing adjustment could adversely affect us by increasing the Relevant Entities’ tax expenses without reducing UFH (WFOE)’s tax expenses, and could subject the Relevant Entities to late payment fees and other penalties for underpayment of taxes. As a result, our consolidated net income may be adversely affected.

We may lose the ability to use and benefit from assets held by our variable interest entities that are material to the operation of our business if either of our variable interest entities goes bankrupt or becomes subject to dissolution or liquidation proceeding.

As part of our contractual arrangements with our variable interest entities, these entities hold certain assets, and may in the future hold additional assets, that are material to the operation of our business. If either of our variable interest entities goes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If either of our variable interest entities undergoes voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Risks Relating to Status as a Foreign Private Issuer

We are a foreign private issuer and are subject to different U.S. securities laws and regulations and corporate governance requirements than a domestic U.S. issuer.

We are a “foreign private issuer” under applicable U.S. federal securities laws. As a foreign private issuer, we are exempt from certain rules under the Exchange Act that would otherwise apply if we were a company incorporated in the United States, including:

•	the requirement to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies with securities registered under the Exchange Act;

•	the requirement to file financial statements prepared in accordance with GAAP;

•	the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations; and

•	the requirement to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information.

In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may receive less information about us than shareholders received about NFC prior to the business combination and may be afforded less protection under the U.S. federal securities laws than they previously had.

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In addition, as a foreign private issuer, we are permitted to follow certain corporate governance rules that conform to our home country requirements in lieu of many of the NYSE corporate governance rules. Section 303A.00 of the NYSE listing rules (the “Listing Rules”) provides that a foreign private issuer, such as us, may follow home country corporate governance practices in lieu of certain of the rules in Section 303A of the Listing Rules, including requirements with respect to board independence and the composition and responsibilities of certain board committees and a code of business conduct and ethics, provided that we nevertheless have an audit committee that satisfies the requirements of Sections 303A.06, comply with the disclosure requirements of Section 303A.11 and make the certifications required by Sections 303A.12(b) and (c) of the Listing Rules. Accordingly, our current shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE.

We may be subject to additional reporting requirements if we lose our status as a foreign private issuer.

If we lose our status as a foreign private issuer at some future time, then we will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if we were a company incorporated in the United States. The costs incurred in fulfilling these additional regulatory requirements could be substantial.

U.S. investors may be unable to enforce certain judgments against us because we are incorporated and perform substantially all of our business outside of the U.S.

We are incorporated under the laws of the Cayman Islands and do substantially all of our business in China. Some of our directors and executive officers are residents of China and a significant portion of our assets are located outside the United States. As a result, we may be difficult to effect service within the United States upon us or upon some of our directors and executive officers. Execution by U.S. courts of any judgment obtained against us or any of our directors or executive officers in U.S. courts may be limited to assets located in the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of U.S. courts predicated upon civil liability of us and our directors and executive officers under the U.S. federal securities laws. There may be doubt as to the enforceability in the Cayman Islands and/or China against non-U.S. entities or their controlling persons, directors and executive officers who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon U.S. federal or state securities laws. See “Enforcement of Civil Liabilities” below.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of September 30, 2019 on:

•	a historical basis; and

•	on a pro forma basis as-adjusted basis, after giving effect to the Business Combination.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference into this prospectus and any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

	As of September 30, 2019
	Actual		Pro Forma Combined
	RMB	USD	RMB	USD

Cash and cash equivalents	8,862	$1,240	1,695,759	$237,245
Investment held in Trust Account	2,112,005	295,480	-	-

Debt:
Deferred underwriting commissions	49,408	6,913	-	-
Interest-bearing bank borrowings (Assumed and New Borrowing)	-	-	2,539,330	355,265
Total debt	49,408	6,913	2,539,330	355,265

Commitments:
Class A ordinary shares subject to possible redemptions:	1,972,062	275,902	-	-

Shareholders Equity:
NFC Class A ordinary shares	-	-	-	-
NFC Class B ordinary shares	8	1	-	-
Preferred shares	-	-	-	-
Ordinary shares	-	-	92	13
Additional paid-in capital	54,576	7,636	8,616,229	1,205,455
Retained Earnings/ (Accumulated deficit)	(18,847)	(2,637)	(332,132)	(46,467)
Total shareholders’ equity	35,737	5,000	8,284,189	1,159,001
Noncontrolling interest			16,617	2,325
Total equity	35,737	5,000	8,300,806	1,161,326

Total capitalization	2,057,207	$287,815	10,840,136	$1,516,591

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USE OF PROCEEDS

All of the ordinary shares and warrants (including ordinary shares underlying such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $165,312,500 from the exercise of public warrants, approximately $54,625,000 from the exercise of forward purchase warrants and approximately $89,125,000 from the exercise of private placement warrants, assuming the exercise in full of all the warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Charter in its entirety for a complete description of the rights and preferences of our securities.

General

We are a Cayman Islands exempted company (company number 334925), our affairs are governed by the Companies Law, the common law of the Cayman Islands and our Charter. Pursuant to our Charter, our authorized share capital is $50,000 divided into 490,000,000 ordinary shares and 10,000,000 preference shares, par value $0.0001 per share.

As of December 26, 2019, there were 131,356,980 ordinary shares issued and outstanding, held of record by 108 holders, no preference shares issued and outstanding and 26,874,999 warrants outstanding, held of record by 31 holders. The number of record holders does not include DTC participants or beneficial owners who hold securities through nominees.

Ordinary Shares

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in our Charter, or as required by applicable provisions of the Companies Law or applicable stock exchange rules, the affirmative vote of a majority of ordinary shares that are voted is required to approve any matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of ordinary shares that are voted and, pursuant to our Charter, such actions include amending our Charter and approving a statutory merger or consolidation with another company.

Each director will be elected annually at each annual general meeting (or extraordinary general meeting in lieu thereof). The directors will hold their office for a term of one year or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. There is no cumulative voting with respect to the election of directors. The affirmative vote of a majority of ordinary shares that are voted at the general meeting is required to elect a director. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

We have not paid any cash dividends on the ordinary shares. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors at such time. In addition, the terms of the offered preference shares and agreements governing the indebtedness of the Company and its subsidiaries contain restrictions on the Company’s ability to declare and pay dividends.

In the event of a liquidation, dissolution or winding up of the Company after the business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares.

Register of Members

Under Cayman Islands law, we keep a register of members and there is entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

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•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of the Company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference shares

Our Charter provides that preference shares may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. We have no preference shares outstanding as of the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants and Forward Purchase Warrants

We issued 14,375,000 warrants as part of the units sold in the IPO. In connection with Forward Purchase Agreements, at the closing of the business combination we issued 4,750,000 forward purchase warrants to the anchor investors. The forward purchase warrants have identical terms as the public warrants.

Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of  $11.50 per share, subject to adjustment as described below, at any time commencing on January 17, 2020, provided that we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement governing the warrants (the “warrant agreement”)) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued and only whole warrants trade. The warrants will expire on December 18, 2024, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue ordinary shares upon exercise of a warrant unless the ordinary shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

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We have agreed that as soon as practicable, but in no event later than 30 business days after the closing of the business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•	if, and only if, the last reported sales price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of the warrants. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the warrants for redemption and management does not take advantage of this option, the holders of the private placement warrants (as defined below) and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

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A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the ordinary shares issued and outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding ordinary shares is increased by a share dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of ordinary shares equal to the product of   (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) and (ii) the quotient of  (x) the price per ordinary share paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of issued and outstanding ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding ordinary shares.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s issued and outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

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The warrants are subject to a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants and forward purchase to make any change that adversely affects the interests of the registered holders, subject to certain exceptions. Holders should review a copy of the warrant agreement for a complete description of the terms and conditions applicable to the warrants. The foregoing description of the warrants is qualified in its entirety by reference to the warrant agreement which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2018 and incorporated herein by reference.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Private Placement Warrants

In connection with the IPO, we consummated a private placement of an aggregate of 7,750,000 private placement warrants to our Sponsor. Except as described herein, the private placement warrants have terms and provisions that are identical to those of the public warrants. Our Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. The private placement warrants (including the ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until January 17, 2020, subject to certain exceptions, and they will not be redeemable by the Company so long as they are held by our Sponsor or its permitted transferees. If the private placement warrants are held by holders other than our Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The foregoing description of the private placement warrants is qualified in its entirety by reference the warrant agreement which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2018 and incorporated herein by reference.

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Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Cayman Islands Law. The Cayman Islands Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Islands Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.   In certain circumstances, the Cayman Islands Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each constituent company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by each constituent company by way of (a) a special resolution of the shareholders of each such constituent company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No special resolution of the shareholders of such constituent companies is required for a merger between a parent company incorporated under the Cayman Islands Law (i.e., a company that owns issued shares that together represent at least 90% of the votes at a general meeting of a subsidiary company) and its subsidiary company incorporated under the Cayman Islands Law if a copy of the plan of merger is given to every shareholder of each subsidiary company to be merged unless that shareholder agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Grant Court of Cayman Islands waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Cayman Islands Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the surviving or consolidated company is to be an overseas company, the procedure is similar, in addition that a director of each constituent company incorporated under the Cayman Islands Law is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the constituent overseas company and by the laws of the jurisdiction in which the constituent overseas company is existing, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding, and no order has been made or resolution adopted to wind up or liquidate the constituent overseas company in any jurisdiction; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the surviving company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the surviving company are suspended or restricted; and (v) there are no reasons why it would be against the public interest to allow the merger or consolidation.

Where the surviving or consolidated company is to be a company existing under the Cayman Islands Law, a director of the surviving or consolidated company is further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the constituent overseas company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the constituent overseas company; (ii) that in respect of the transfer of any security interest granted by the constituent overseas company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the constituent overseas company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the constituent overseas company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction, in addition to the requirements (i) to (v) set out in the immediately preceding paragraph.

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Where the above procedures are adopted, the Cayman Islands Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days immediately following the date on which the merger or consolidation is authorized by the shareholders, the constituent company must give written notice the authorization to each shareholder who made a written objection; (c) a shareholder must within 20 days immediately following the date on which such notice from the constituent company is given, give the constituent company a written notice of his decision to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days immediately following the date of the expiration of the period set out in paragraph (c) above or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to be their fair value; and if the company making the offer and the dissenting shareholder agree upon the price to be paid for his shares within 30 days immediately following the date on which the offer was made, the company must pay to the shareholder such amount in money forthwith; and (e) if the company and the dissenting shareholder fail to agree a price to be paid for the shares owned by the shareholder within such 30 day period, within 20 days immediately following the date on which such 30 day period expires, the company (and any dissenting shareholder may) must file a petition with the Cayman Islands Grand Court to determine the fair value of the shares of all dissenting shareholders and such petition must be accompanied by a verified list of the names and addresses of all the dissenting shareholders who have filed a notice under paragraph (c) and with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the Cayman Islands Grand Court has the power to determine the fair value of the shares of such dissenting shareholders as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company under paragraph (e) and who the Cayman Islands Grand Court finds are involved may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands Law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder or creditor would have the right to express to the court the view that the transaction should not be approved, the Grand Court of the Cayman Islands will usually consider that the affected stakeholders (shareholders and/or creditors affected by the scheme) of the company are the best judges of their own commercial interests and will typically sanction the scheme of arrangement provided that the prescribed procedures have been followed and the requisite statutory majorities have been achieved at the scheme meetings. In addition, the Grand Court of the Cayman Islands will typically consider the following factors in exercising its discretion as to whether to sanction the scheme of arrangement:

•	the majority acted bona fide (not illegally or beyond the scope of the company’s corporate authority);

•	the resolutions were carried by the requisite majority and the requisite notice periods were complied with;

•	each class of shareholders and/or creditors was being fairly represented at the meeting in question; and

•	approval of the scheme was commercially reasonable, such that a businessman would reasonably approve.

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If a scheme of arrangement and reconstruction is approved, or if a tender offer (as described below) is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.   When a takeover offer is made and accepted by holders of not less than 90% in value of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period after the expiration of the said four months, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.   Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.   The Cayman Islands has a different body of securities laws as compared to the United States and may provide less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that it is uncertain (i) as to whether the Cayman Court would recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state within the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state within the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, as there is no mechanism for direct enforcement in the Cayman Islands of judgments obtained in the United States, a United States judgment may only be enforced at common law. The courts of the Cayman Islands will at common law, recognize and enforce a foreign judgment of a foreign court of competent jurisdiction on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, and must not be (i) in respect of taxes, a fine or penalty, (ii) inconsistent with a Cayman Islands judgment in respect of the same matter such that res judicata, cause of action estoppel or issue estoppel would preclude its enforcement, (iii) impeachable on the grounds of fraud or (iv) obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. See “Risk Factors —  Risks Relating to Status as a Foreign Private Issuer – U.S. investors may be unable to enforce certain judgments against us because we are incorporated and perform substantially all of our business outside of the U.S.”

Special Considerations for Exempted Companies.   We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Cayman Islands Law. The Cayman Islands Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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•	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Cayman Islands Law;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue shares or shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as an exempted limited duration company; and

•	an exempted company may register as a segregated portfolio company.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation and regulations aimed at the prevention of money laundering and counter terrorist financing, we are required to adopt and maintain anti-money laundering and counter terrorist financing policies and procedures, and may require subscribers to provide evidence to satisfactorily identify and verify their identity and source of funds. Such customer due diligence can be simplified or enhanced depending on the risk rating given to the subscriber. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering and counter terrorist financing policies and procedures (including the acquisition of due diligence information) to suitable third persons based in Cayman Islands approved equivalent jurisdictions. A list of these equivalent jurisdictions, as updated from time to time, can be accessed here: https://www.cima.ky/list-of-equivalent-jurisdictions.

We reserve the right to request such information as is necessary to identify and verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption may apply under the Anti-Money Laundering Regulations (2018 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized and regulated financial institution based in an approved equivalent jurisdiction;

(b)	the subscriber is regulated by a overseas recognized regulatory authority and is based or incorporated in, or formed under the law of, an equivalent jurisdiction — a list of the recognized overseas regulatory authorities, as updated from time to time, can be accessed here: https://www.cima.ky/upimages/commonfiles/1499754989IllustrativeListofRecognizedOverseasRegulatoryAuthorities.pdf; or

(c)	the application is made through an intermediary (i.e. an eligible introducer) which is regulated by a recognized overseas regulatory authority and is based in or incorporated in, or formed under the law of an equivalent jurisdiction and a written assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations and such other applicable or associated law and guidance by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering and counter terrorist financing regulations.

In the event of delay or failure on the part of the subscriber in producing any information and / or documentation required for identification or verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

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We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter terrorist financing or other applicable laws, regulations or guidance by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct, money laundering or proliferation financing or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Law (2019 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Certain Anti-Takeover Provisions in our Charter

Our Charter contains a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of the Company, including the ability to issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares, without shareholder approval. Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of ordinary shares then issued and outstanding; or

•	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, upon the consummation of the business combination, we ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

We are party to a registration rights agreement, dated as of June 27, 2018, with our Sponsor, pursuant to which our Sponsor and its permitted transferees have registration rights with respect to founder shares, private placement warrants (and any ordinary shares issuable upon the exercise of the private placement warrants). The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed by us. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, pursuant to the warrant agreement, the Company has agreed that as soon as practicable, but in no event later than 30 business days after the closing of the business combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Pursuant to the Forward Purchase Agreements, we have agreed that we will use our reasonable best efforts to (i) file within 30 days after the closing of the business combination a registration statement with the SEC for a secondary offering of (A) the anchor investors’ forward purchase shares and forward purchase warrants (and the ordinary shares underlying their forward purchase warrants), and (B) any other ordinary shares or warrants acquired by the anchor investors, including any time after the business combination, (ii) cause such registration statement to be declared effective promptly thereafter, but in no event later than 60 days thereafter, and (iii) maintain the effectiveness of such registration statement until the earliest of (A) the date on which the anchor investor ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the Forward Purchase Agreements. We will bear the cost of registering these securities.

Pursuant to the Lipson Registration Rights Agreement, we agreed to (i) file within 30 days after the closing of the business combination a registration statement with the SEC for a secondary offering of the ordinary shares issued to the Lipson Parties under the Transaction Agreement, (ii) use its best efforts to cause such registration statement to be declared effective as reasonably practicable thereafter, but in no event later than 15 days following the filing of the registration statement on Form F-3, and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date all of the securities covered thereby cease to be “Registrable Securities” as defined in the Lipson Registration Rights Agreement and (b) such time as all of the securities covered thereby have been sold pursuant to a registration statement or Rule 144.

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In addition, pursuant to the Subscription Agreements and the Fosun Rollover Agreement, we have agreed that we will use our reasonable best efforts (x) to file within 30 days after the closing of the business combination a registration statement with the SEC for a secondary offering of (A) the ordinary shares issued under the Subscription Agreements, (B) the ordinary shares issued to Fosun under the Fosun Rollover Agreement, (y) to cause such registration statement to be declared effective promptly thereafter, but in no event later than 60 days thereafter, and (z) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which the counterparties to such agreements cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the Subscription Agreements and the Fosun Rollover Agreement, respectively. shares.

The registration statement of which this prospectus forms a part has been filed to satisfy our obligations to register the offer and sale of securities pursuant to the foregoing agreements.

Transfer Restrictions

The private placement warrants and the ordinary shares underlying such warrants are not transferable or salable until 30 days after the completion of the business combination except in each case (a) to our officers or directors, any affiliate or family members of any of our officers or directors, any affiliate of the Sponsor or to any member of the Sponsor or any of their affiliates or shareholders, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any Forward Purchase Agreement or similar arrangement or in connection with the consummation of the business combination at prices no greater than the price at which the shares or warrants were originally purchased; (vi) by virtue of the laws of the Cayman Islands upon dissolution of the Sponsor, or (vii) in the event that, subsequent to its consummation of the business combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (i) through (vi) these permitted transferees must enter into a written agreement with the Company agreeing to be bound by these transfer restrictions.

The Sponsor, Antony Leung and Carl Wu have agreed not to transfer, assign or sell any of its or his founder shares and any ordinary shares issued upon conversion thereof until the earliest of (a) one year after the completion of the business combination with respect to 50% of its or his founder shares and any ordinary shares issued upon conversion thereof, (b) two years after the completion of the business combination with respect to the remaining 50% of its or his founder shares and any ordinary shares issued upon conversion thereof, and (c) the date after the business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Our anchor investors and the members of our management team (other than Antony Leung and Carl Wu) have agreed not to transfer, assign or sell any of their founder shares and any ordinary shares issued upon conversion thereof until the earlier to occur of (i) one year after the closing of our initial business combination and (ii) the date after the business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our ordinary shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same applicable restrictions and other agreements of our initial shareholders with respect to any founder shares. Notwithstanding the foregoing, if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination, all founder shares held by our anchor investors and the members of our management team (other than Antony Leung and Carl Wu) will be released from the lock-up.

Under the Forward Purchase Agreements, the anchor investors (other than the founders) have agreed not to transfer, assign or sell any founder shares held by them until the earlier to occur of: (i) one year after the closing of the business combination or (ii) the date following the closing of the business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, subject to certain exceptions. Any permitted transferees will be subject to the same restrictions and other agreements of the holders of the founder shares prior to the IPO with respect to any founder shares. Notwithstanding the foregoing, if the closing price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination closing, the founder shares held by such investors and their permitted transferees will be released from the lock-up.

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Under the Lipson Reinvestment Agreement, the Lipson Parties agreed that (i) they will not transfer any of the ordinary shares received by them at Closing at any time prior to six months from the date of Closing and (ii) at any time prior to the first anniversary of the Closing, such holder’s beneficial ownership of the ordinary shares held by them will not fall below 90% of such holder’s beneficial ownership as of immediately after the Closing; except in each case for (a) transfers among the Lipson Parties, (b) transfers as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization, (c) by virtue of the laws of descent and distribution upon the death of such person, (d) pursuant to a qualified domestic relations order, or (e) in the event that the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (d) these permitted transferees must enter into a written agreement with the Company agreeing to be bound by these transfer restrictions.

Under the Management Reinvestment Agreements entered into in connection with the Closing, certain of the Management Sellers agreed that, prior to the first anniversary of the Closing, they will not transfer (i) more than the number of Unrestricted Executive NFC Shares (as defined in such Management Seller’s Management Reinvestment Agreement) held by them and (ii) any ordinary shares received by such Management Seller upon exercise or settlement, as applicable, of any of the Company’s options or RSUs issued to them at Closing; except in each case for (a) transfers as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization, (b) by virtue of the laws of descent and distribution upon the death of such person, (c) pursuant to a qualified domestic relations order, or (d) in the event that the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (d) these permitted transferees must enter into a written agreement with the Company agreeing to be bound by these transfer restrictions.

Listing of Securities

The Company’s ordinary shares and warrants are listed on the NYSE under the symbols “NFH” and “NFH WS,” respectively.

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PRINCIPAL AND SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 127,341,048 ordinary shares (including 12,500,000 ordinary shares issuable upon the exercise of warrants held by such Selling Securityholders) and 12,500,000 warrants.

The Selling Securityholders may from time to time offer and sell any or all of the ordinary shares and warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering ordinary shares and warrants for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In calculating percentages of ordinary shares owned by a particular holder, we treated as outstanding the number of ordinary shares issuable upon exercise of that particular holder’s warrants, if any, and did not assume exercise of any other holder’s warrants. The ordinary shares issued to the initial shareholders, anchor investors, PIPE investors, Lipson Parties and Management Sellers are subject to transfer restrictions, as described herein.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such ordinary shares or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares or warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares and warrants registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We have based percentage ownership of our ordinary shares, prior to this offering on 131,356,980 ordinary shares issued and outstanding as of December 26, 2019.

Unless otherwise indicated, the address of each beneficial owner listed in the tables below is c/o New Frontier Health Corporation, 23rd Floor, 299 QRC, 287-299 Queen’s Road Central, Hong Kong.

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	Ordinary Shares Beneficially Owned(1)		Warrants Beneficially	Ordinary Shares Registered	Warrants Registered	Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby (1)		Warrants Beneficially Owned After Sale of All Warrants Offered
Name of Beneficial Owner	Shares	Percentage	Owned	Hereby	Hereby	Shares	Percentage	Hereby
Executive Officers and Directors:
Roberta Lipson	3,590,799	2.73%	—	3,227,251	—	—	—	—
Walter Xue	62,088	*	—	62,088	—	—	—	—
Jeffrey Staples	108,911	*	—	108,911	—	—	—	—
DJ Hamblin-Brown	20,936	*	—	20,936	—	—	—	—
Antony Leung(4)	20,117,500	15.32%	8,400,000	—	—	—	—	—
Carl Wu(5)	18,705,000	14.24%	8,075,000	—	—	—	—	—
David Zeng(6)	206,250	*	37,500	206,250	37,500	—	—	—
Edward Leong Che-hung	10,000	*	—	—	—	10,000	*	—
Frederick Ma Si-hang	—	—	—	—	—	—	—	—
Shan Fu	—	—	—	—	—	—	—	—
Qiyu Chen	—	—	—	—	—	—	—	—
All Executive Officers and Directors as a Group (11 Individuals)	25,528,984	19.43%	8,762,500	4,047,936	37,500	10,000	*	—
Greater than 5% Shareholders:
New Frontier Public Holding Ltd.(2)	17,292,500	13.16%	7,750,000	17,292,500	7,750,000	—	—	—
Fosun Industrial Co., Limited(7)	9,400,000	7.16%	—	9,400,000	—	—	—	—
Certain funds and accounts advised by Nan Fung Group Holdings Limited(8)	9,650,000	7.35%	1,300,000	8,450,000	700,000	1,200,000	*	600,000
Vivo Capital Fund IX (Cayman), L.P.(9)	14,300,000	10.89%	—	14,300,000	—	—	—	—
Certain funds and accounts advised by Capital Research and Management Company(10)	13,321,186	10.14%	—	13,321,186	—	—	—	—
Other Selling Securityholders:
Aspex Master Fund(11)	2,893,750	2.20%	162,500	2,893,750	162,500	—	—	—
BosValen Master Fund(12)	450,000	—	50,000	350,000	—	100,000	*	50,000
Unicorn Dynasty Ventures Limited(13)	375,000	*	—	375,000	—	—	—	—
Cheung and Sons Holdings Limited(14)	300,000	*	—	300,000	—	—	—	—
China Shandong Hi-Speed Capital Limited(15)	1,375,000	1.05%	250,000	1,375,000	250,000	—	—	—

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	Ordinary Shares Beneficially Owned(1)		Warrants Beneficially	Ordinary Shares Registered	Warrants Registered	Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby (1)		Warrants Beneficially Owned After Sale of All Warrants Offered
Name of Beneficial Owner	Shares	Percentage	Owned	Hereby	Hereby	Shares	Percentage	Hereby
Cyberatlas Fund L.P.(16)	150,000	*	—	150,000	—	—	—	—
Certain funds and accounts advised by Key Square Capital Management LLC(17)	1,500,000	1.14%	—	1,500,000	—	—	—	—
Carnival Investments Limited(18)	2,825,000	2.15%	600,000	2,225,000	350,000	600,000	*	300,000
Max Rising International Limited(19)	1,412,500	1.08%	325,000	1,112,500	175,000	300,000	*	150,000
Sparkle Century Holdings Development Limited (BVI)(20)	1,437,500	1.09%	375,000	937,500	125,000	500,000	*	250,000
Certain Funds and Accounts Managed by Exome Management LLC(21)	400,000	*	—	400,000	—	—	—	—
Yunqi China Special Investment A(22)	1,800,000	1.37%	—	1,800,000	—	—	—	—
Juno Capital Partners Fund V, L.P.(23)	1,375,000	1.05%	250,000	1,375,000	250,000	—	—	—
Certain Funds and Accounts Managed by Maso Capital Partners Limited(24)	700,000	*	—	700,000	—	—	—	—
Certain funds and accounts advised by Morgan Stanley Investment Management, Inc. and Morgan Stanley Asia Limited(25)	4,000,010	3.05%	—	4,000,010	—	—	—	—
Extra-Fund Investment Limited(26)	343,750	*	62,500	343,750	62,500	—	—	—
JAS Investment Group Limited(27)	1,000,000	*	—	1,000,000	—	—	—	—
Nice Class Holdings Limited(28)	887,500	*	125,000	887,500	125,000	—	—	—
Certain Funds and Accounts Managed by Ovata Capital Management Limited(29)	800,000	*	—	800,000	—	—	—	—

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	Ordinary Shares Beneficially Owned(1)		Warrants Beneficially	Ordinary Shares Registered	Warrants Registered	Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby (1)		Warrants Beneficially Owned After Sale of All Warrants Offered
Name of Beneficial Owner	Shares	Percentage	Owned	Hereby	Hereby	Shares	Percentage	Hereby
Ozone Hope Limited(30)	912,500	*	75,000	912,500	75,000	—	—	—
The Segantii Asia-Pacific Equity Multi-Strategy Fund(31)	3,000,000	2.28%	—	3,000,000	—	—	—	—
Big Hurray Limited(32)	712,500	*	75,000	712,500	75,000	—	—	—
Certain Funds and Accounts Managed by York Capital Management Asia (HK)(33)	3,000,000	2.28%	—	3,000,000	—	—	—	—
UBS Asset Management (Hong Kong) Limited(34)	1,000,000	*	—	1,000,000	—	—	—	—
Zaaba Pan Asia Master Fund(35)	800,000	*	—	800,000	—	—	—	—
World Prosper Limited(36)	765,875	*	139,250	765,875	139,250	—	—	—
Rainbow Glory Global Limited(37)	1,000,000	*	200,000	400,000	—	400,000	*	200,000
LMR Partners Limited(38)	2,200,000	1.67%	—	2,200,000	—	—	—	—
Benjamin Lipson Plafker Trust(3)	90,887	*	—	90,887	—	—	—	—
Daniel Lipson Plafker Trust(3)	90,887	*	—	90,887	—	—	—	—
Johnathan Lipson Plafker Trust(3)	90,887	*	—	90,887	—	—	—	—
Ariel Benjamin Lee Trust(3)	90,887	*	—	90,887	—	—	—	—
Certain funds and accounts managed by Junson Capital(39)	1,712,500	1.30%	425,000	1,212,500	175,000	500,000	*	250,000
Mason Strategic Investments (Asia) Limited(40)	500,000	*	—	500,000	—	—	—	—
Other selling securityholders (74 shareholders)(41)	1,474,627	*	—	1,474,627	—	—	—	—

*	Represents beneficial ownership of less than 1%.
(1)	The percentage of beneficial ownership is calculated based on 131,356,980 ordinary shares outstanding as of December 26, 2019. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

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(2)	Antony Leung and Carl Wu share voting and dispositive power over the securities held by the Sponsor. Each of Mr. Leung and Mr. Wu disclaims beneficial ownership over any securities owned by the Sponsor other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The interests shown include (i) 9,542,500 ordinary shares, (ii) 7,750,000 private placement warrants and (iii) 7,750,000 ordinary shares underlying the private placement warrants, held of record by the Sponsor. The Sponsor may also be deemed to beneficially own an additional 22,929,125 ordinary shares pursuant to certain irrevocable proxies, each dated as of December 17, 2019, granted to the Sponsor by certain shareholders, pursuant to which the Sponsor may vote the ordinary shares subject to such irrevocable proxies at any meeting of NFH’s shareholders until such time as the granting shareholder no longer owns such ordinary shares. See “Irrevocable Proxies” in Item 10.C. of the Company’s Form 20-F filed on December 26, 2019 (the “Form 20-F”), which is incorporated by reference herein. In addition, the Sponsor is a party to (i) the Fosun Director Nomination Agreement, pursuant to which the Sponsor and Fosun have agreed to vote or cause to be voted all ordinary shares beneficially owned or controlled (directly or indirectly) by them in favor of any director nominee(s) nominated or supported by the other party, (ii) the Vivo Director Nomination Agreement, pursuant to which the Sponsor and Vivo have agreed to vote or cause to be voted all ordinary shares beneficially owned or controlled (directly or indirectly) by them in favor of any director nominee(s) nominated or supported by the other party, and (iii) certain Director Support Letter Agreements, each dated as of December 17, 2019, pursuant to which certain shareholders have agreed to vote an aggregate of 17,325,000 ordinary shares in favor of any director nominee nominated or supported by the Sponsor. See “Fosun Director Nomination Agreement,” “Vivo Director Nomination Agreement” and “Director Support Letter Agreements” in Item 10.C. of the Company’s Form 20-F, which is incorporated by reference herein.
(3)	Pursuant to the Lipson Reinvestment Agreement, 3,227,251 ordinary shares were issued to Ms. Lipson and 363,548 ordinary shares were issued to trusts affiliated with Ms. Lipson.
(4)	Includes (x) (i) 9,542,500 ordinary shares, (ii) 7,750,000 private placement warrants and (iii) 7,750,000 ordinary shares underlying the private placement warrants, held of record by the Sponsor; (y) (i) (a) 600,000 ordinary shares, (b) 300,000 public warrants and (c) 300,000 ordinary shares underlying the public warrants purchased by entities affiliated with Mr. Leung in NFC’s initial public offering, (ii) (a) 1,575,000 ordinary shares, (b) 350,000 forward purchase warrants and (c) 350,000 ordinary shares underlying the forward purchase warrants, held of record by Mr. Leung or entities affiliated with Mr. Leung.
(5)	Includes (x) (i) 9,542,500 ordinary shares, (ii) 7,750,000 private placement warrants and (iii) 7,750,000 ordinary shares underlying the private placement warrants, held of record by the Sponsor; and (y) (i) (a) 300,000 ordinary shares, (b) 150,000 public warrants and (c) 150,000 ordinary shares underlying the public warrants purchased by entities affiliated with Mr. Wu in NFC’s initial public offering, (ii) (a) 787,500 ordinary shares, (b) 175,000 forward purchase warrants and (c) 175,000 ordinary shares underlying the forward purchase warrants, held of record by Mr. Wu or entities affiliated with Mr. Wu.
(6)	Interests shown include (i) 206,250 ordinary shares, (ii) 37,500 ordinary shares underlying forward purchase warrants, and (iii) 37,500 forward purchase warrants.
(7)	Fosun Industrial Co., Limited is a wholly-owned subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., which is a subsidiary of Shanghai Fosun High Technology (Group) Co., Ltd., which is a wholly-owned subsidiary of Fosun International Limited, which is a subsidiary of Fosun Holdings Limited, which is a wholly-owned subsidiary of Fosun International Holdings Ltd. Guo Guangchang controls Fosun International Holdings and may be deemed to beneficially own the shares. Interests shown include 9,400,000 ordinary shares. In addition, the Sponsor and Fosun are parties to the Fosun Director Nomination Agreement. See note 5 above. The address for this shareholder is Building A, No. 1289 Yishan Road, Shanghai 200233, China.
(8)	Includes NF SPAC Holding Limited (“NF SPAC”) and Sun Hing Associate Limited (“Sun Hing”) Interests shown include (i) 8,350,000 ordinary shares, (ii) 600,000 ordinary shares underlying the public warrants, (iii) 600,000 public warrants, (iv) 700,000 ordinary shares underlying the forward purchase warrants, and (v) 700,000 forward purchase warrants. Each of NF SPAC and Sun Hing is an indirect wholly-owned subsidiary of Nan Fung Group Holdings Limited (“NFGHL”). The members of the Executive Committee of NFGHL make investment decisions with respect to the securities directly and indirectly held by NFGHL and, therefore, the securities held by NF SPAC and Sun Hing. Mr. Antony Leung, Mr. Frank Kai Shui Seto, Mr. Vincent Sai Sing Cheung, Mr. Pui Kuen Cheung, Mr. Kin Ho Kwok, Ms. Vanessa Tih Lin Cheung, Mr. Meng Gao and Mr. Chun Wai Nelson Tang are the members of the Executive Committee of NFGHL and therefore may be deemed to beneficially own these shares. The address for Nan Fung Group is 23rd Floor, Nan Fung Tower, 88 Connaught Road Central, Hong Kong.
(9)	Vivo Capital IX (Cayman), LLC is the general partner of Vivo Capital Fund IX (Cayman), L.P. The voting members of Vivo Capital IX (Cayman), LLC are Frank Kung, Albert Cha, Shan Fu, Edgar Engleman and Chen Yu, none of whom has individual voting or investment power with respect to the shares. Interests shown include 14,300,000 ordinary shares. In addition, the Sponsor and Vivo are parties to the Vivo Director Nomination Agreement. See note 5 above. The address for Vivo Capital Fund IX (Cayman), L.P. is Suite 1801, West Tower, Twin Towers B12 Jianguomenwai Ave, Chaoyang District, Beijing, 100022.
(10)	Includes SMALLCAP World Fund, Inc. (“SCWF”), American Funds Insurance Series — Global Small Capitalization Fund (“VISC”) and American Funds Developing World Growth and Income Fund (“AFDWGI” and, together with SCWF and VISC, the “CRMC Shareholders”). Capital Research and Management Company (“CRMC”) is the investment adviser to each of the CRMC Shareholders. CRMC and/or Capital Research Global Investors (“CRGI”) may be deemed to be the beneficial owner of all of the securities expected to be held by the CRMC Shareholders; however, each of CRMC and CRGI expressly disclaim that it is the beneficial owner of such securities. Julian N. Abdey, Noriko H. Chen, Peter Eliot, Brady L. Enright, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Claudia P. Huntington, Jonathan Knowles, Harold H. La, Aidan O’Connell, Andraz Razen, Gregory W. Wendt and Dylan Yolles, as portfolio managers, are expected to have voting and investment power over the securities to be held by SCWF. Bradford F. Freer, Claudia P. Huntington, Harold H. La, Aidan O’Connell and Gregory W. Wendt, as portfolio managers, are expected to have voting and investment power over the securities to be held by VISC. The address for each of the CRMC Shareholders is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. The CRMC Shareholders may be affiliates of a broker-dealer.

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(11)	LI HO KEI has voting and dispositive power over the securities held by Aspex Master Fund. LI HO KEI disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The interests shown include (i) 2,731,250 ordinary shares, (ii) 162,500 ordinary shares underlying the forward purchase warrants and (iii) 162,500 forward purchase warrants. The address for this shareholder is Rooms 606-607, St. George’s Building, 2 Ice House Street, Central, Hong Kong.
(12)	BosValen Asset Management Limited is the investment manager of BosValen Master Fund. Jian Xu is the director and chief investment officer of BosValen Asset Management Limited and therefore has voting and dispositive power over the securities held by BosValen Master Fund. The interests shown include (i) 400,000 ordinary shares, (ii) 50,000 ordinary shares underlying the public warrants and (iii) 50,000 public warrants. The address for this shareholder is Suite 701, 7/F, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong.
(13)	Kenneth Ho and Chee Sing Chung are directors of Unicorn Dynasty Ventures Limited and share voting and dispositive power over the securities held by Unicorn Dynasty Ventures Limited. Messrs. Ho and Chung disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. The address of this shareholder is Unit 2A, 2/F, Beverly House, 73-107 Lockhart Road, Wanchai, Hong Kong.
(14)	Kenny Zhang, Alice Zhang and Matthew Cheung share voting and dispositive power over the securities held by Cheung and Sons Holdings Limited. Matthew Cheung disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of this shareholder is 1109-1111, 11/F, China Merchants Tower, Shun Tak Centre, Central, Hong Kong.
(15)	Shandong Hi-Speed Group Co., Ltd. has voting and dispositive power over the securities held by China Shandong Hi-Speed Capital Limited. Interests shown include (i) 1,125,000 ordinary shares, (ii) 250,000 forward purchase warrants and (iii) 250,000 ordinary shares underlying the forward purchase warrants. The address of this shareholder is Unit 1405-10, 14/F, China Resources Building, 26 Harbour Road, Wan Chai, Hong Kong.
(16)	Kun Ye is the Investment Director of Cyberatlas Fund L.P. and therefore has voting and dispositive power over the securities held by this shareholder. The address of this shareholder is Room 2815, 28/F, China Merchants Tower, Shun Tak Centre, 168-200 Connaught Road, Central, Hong Kong.
(17)	Includes Baldr King Fund Inc., Key Square Master Fund LP and Key Square Master Fund II LP (the “Key Square Funds”). Scott Bessent is the Chief Investment Officer of Key Square Capital Management LLC, which has dispositive and voting power over the securities held by the Key Square Funds. The address for each of the Key Square Funds is 650 Madison Avenue, 18th Floor, New York, New York 10022.
(18)	Antony Leung has dispositive and voting power over the securities held by this shareholder. Interests shown include (i) 2,175,000 ordinary shares, (ii) 350,000 forward purchase warrants, (iii) 350,000 ordinary shares underlying the forward purchase warrants, (iv) 300,000 public warrants, and (v) 300,000 ordinary shares underlying the public warrants.
(19)	Carl Wu has dispositive and voting power over the securities held by this shareholder. Interests shown include (i) 1,087,500 ordinary shares, (ii) 175,000 forward purchase warrants, (iii) 175,000 ordinary shares underlying the forward purchase warrants, (iv) 150,000 public warrants, and (v) 150,000 ordinary shares underlying the public warrants.
(20)	Li Wa is the director of Sparkle Century Holdings Development Limited and has dispositive and voting power over the securities held by this shareholder. Interests shown include (i) 1,062,500 ordinary shares, (ii) 250,000 ordinary shares underlying public warrants, (iii) 250,000 public warrants, (iv) 125,000 ordinary shares underlying forward purchase warrants and (v) 125,000 forward purchase warrants. The address for this shareholder is 18 Floor, Tower 1, Excellence Century Center, Fuhua Third Road, Shenzhen City, China.
(21)	Includes Worldwide Healthcare Partners LLC and Emerging Markets Healthcare Partners LLC (the “Exome Funds”). Samuel D. Isaly has voting and dispositive power over the securities held by the Exome Funds. Mr. Isaly disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of this shareholder is 444 Madison Ave., 39th Floor, New York, NY 10022.
(22)	Christopher Wang has voting and dispositive power over the securities held by this shareholder. Mr. Wang disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of this shareholder is Yunqi Capital Limited, 9/F, The Workstation, 43 Lyndhurst Terrace, Hong Kong.

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(23)	Huang Chaoyin is the director of the general partner of this shareholder and therefore has voting and dispositive power over the securities held by this shareholder. Interests shown include (i) 1,125,000 ordinary shares, (ii) 250,000 ordinary shares underlying forward purchase warrants and (iii) 250,000 forward purchase warrants. The address of this shareholder is Suite 1109, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.
(24)	Includes Blackwell Partners LLC—Series A, Maso Capital Investments Limited, and Star V Partners Limited (the “Maso Funds”). Manoj Jain and Sohit Khurana are the co-chief investment officer and the controller, respectively, of Maso Capital Partners Limited, which is the investment manager of the Maso Funds, and therefore, share voting and dispositive power over the securities held by the Maso Funds. Messrs. Jain and Khurana disclaim beneficial ownership over such securities except to the extent of their pecuniary interest therein. The address of the Maso Funds is Maso Capital Partners Limited, 8/F Printing House, 6 Duddell Street, Hong Kong.
(25)	Includes Canadian Pooled Funds – International Opportunity Fund 1, Developing Countries High Quality Growth Equity Fund, Morgan Stanley Institutional Fund, Inc. – Asia Opportunity Portfolio, Morgan Stanley Institutional Fund, Inc. – Global Counterpoint Portfolio, Morgan Stanley Institutional Fund, Inc. – International Opportunity Portfolio, and Morgan Stanley Investment Fund Global Counterpoint Fund (the “MS Funds”). Kristian Heugh is the portfolio manager of the MS Funds and, therefore, has dispositive and voting power over the MS Funds. The address of the MS Funds is Level 46, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.
(26)	Kwok Kee Billy Yung has voting and dispositive power over the securities held by this shareholder. Interests shown include (i) 281,250 ordinary shares, (ii) 62,500 ordinary shares underlying the forward purchase warrants, and (iii) 62,500 forward purchase warrants. The address of this shareholder is 1/F Shell Industrial Building, 12 Lee Chung Street, Chai Wan, Hong Kong.
(27)	Jiang Nan Chun has voting and dispositive power over the securities held by this shareholder. The address of this shareholder is No. 26-13 Changping East 5th Rd., 2nd Neighborhood Sengqiang Vil, Beitun District Taichung, Taiwan.
(28)	She Chun Chi and Xiao Yi are directors of this shareholder and have voting and dispositive power over the securities held by this shareholder. Interests shown include (i) 887,500 ordinary shares, (ii) 125,000 ordinary shares underlying the forward purchase warrants, and (iii) 125,000 forward purchase warrants. The address of this shareholder is 34/F, New World Tower 1, 18 Queen's Road Central, Hong Kong.
(29)	Includes Ovata Equity Strategies Master Fund and Ovata Jade Fund (the “Ovata Funds”). Donough Murphy is the Partner & Head of ECM of Ovata Capital Management Limited (“Ovata Capital”). Mr. Murphy and Ovata Capital has dispositive and voting power over the Ovata Funds. The address of this shareholder is 12th floor Club Lusitano Building, 16 Ice Street, Hong Kong, Hong Kong SAR.
(30)	Sai Hong Yeung has voting and dispositive power over the securities held by this shareholder. Interests shown include (i) 912,500 ordinary shares, (ii) 75,000 ordinary shares underlying the forward purchase warrants, and (iii) 75,000 forward purchase warrants. The address of this shareholder is 22/F South China Building, 1-3 Wyndham Street, Central, Hong Kong.
(31)	Simon Peter Sadler and Kurt Hakan Ersoy have voting and dispositive power over the securities held by this shareholder. Messrs. Sadler and Ersoy disclaim beneficial ownership over the securities held by this shareholder except to the extent of their pecuniary interest therein. The address of this shareholder is 21st Floor, 100 QRC, Hong Kong.
(32)	Roland Wong has voting and dispositive power over the securities held by this shareholder. Mr. Wong disclaims beneficial ownership over the securities held by this shareholder except to the extent of his pecuniary interest therein. Interests shown include (i) 637,500 ordinary shares, (ii) 75,000 ordinary shares underlying the forward purchase warrants, and (iii) 75,000 forward purchase warrants. The address of this shareholder is 17/F, BEA Harbour View Centre, 56 Gloucester Road, Wanchai, Hong Kong.
(33)	Includes Jorvik Multi-Strategy Master Fund, L.P., LUMYNA - YORK ASIAN EVENT-DRIVEN UCITS FUND, York Asian Opportunities Investments Master Fund, L.P., York Global Finance Fund, L.P., and York Multi-Strategy Master Fund, L.P. (the “York Funds”). James G. Dinan is the chairman of York Capital Management Global Advisors, LLC, which is the senior managing member of the York Funds, and therefore has voting and dispositive power over the securities held by the York Funds. The address of this shareholder is 8 Floor 809-810, Chaterhouse, 8 Connaught Road Central, Central, Hong Kong.

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(34)	Michael Shun Wah Wong and John Bradshaw have voting and dispositive power over the securities held by this shareholder. The address of this shareholder is 52/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong.
(35)	Zaaba Capital Limited (“ZCL”) is the investment manager to this shareholder. Mohan Rajan Rajasooria has voting and dispositive power over the securities held by ZCL and therefore has voting and dispositive power over the securities held by this shareholder. The address of this shareholder is 2/F, Unit 201B, China Building, 29 Queens Road Central, Hong Kong.
(36)	Interests shown include (i) 626,625 ordinary shares, (ii) 139,250 ordinary shares underlying the forward purchase warrants, (iii) 139,250 forward purchase warrants, (iv) 309,800 ordinary shares underlying public warrants, and (v) 309,800 public warrants.
(37)	Thomas Lau Luen Hung has voting and dispositive power over the securities held by this shareholder. The address for this shareholder is 20/F East Point Centre, 555 Hennessy Road, Causeway Bay, Hong Kong.
(38)	LMR Master Fund Limited has voting and dispositive power over the securities held by this shareholder. Interests shown include (i) 800,000 ordinary shares, (ii) 200,000 ordinary shares underlying public warrants and (iii) 200,000 public warrants. The address for this shareholder is 29/F LHT Tower, 31 Queen's Road Central.
(39)	Includes Junson Development International Limited and Junson Stable Growth Master Fund Limited (the “Junson Funds”). Interests shown include (i) 1,462,500 ordinary shares, (ii) 175,000 ordinary shares underlying forward purchase warrants, and (iii) 175,000 forward purchase warrants, (iv) 250,000 ordinary shares underlying public warrants, and (v) 250,000 public warrants. Cai Kui, Chen Xuegian and Lin Jiangwei have voting and dispositive power over the securities held by the Junson Funds. The address for the Junson Funds is 5211-12, The Center, 99 Queen's Road Central, Hong Kong.
(40)	Angela Lui Choi Yiu has voting and dispositive power over the securities held by this shareholder. The address for this shareholder is 19/F, Lee Garden Three, 1 Sunning Road, Causeway Bay, Hong Kong.
(41)	All of such persons beneficially own, in the aggregate, approximately 1% of the ordinary shares outstanding prior to this offering.

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Material Relationships with Selling Securityholders

The description of our relationships with the Selling Securityholders and their affiliates set forth in “Certain Relationships and Related Party Transactions” in the Proxy Statement filed by the Company with the SEC on November 27, 2019 is incorporated by reference herein.

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PLAN OF DISTRIBUTION

We are registering (i) the resale of up to 127,341,048 of our ordinary shares (including 12,500,000 ordinary shares issuable upon the exercise of warrants) and 12,500,000 of our warrants by the Selling Securityholders and (ii) the issuance by us of up to 26,875,000 ordinary shares issuable upon exercise of the warrants. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

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•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices,

•	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

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In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our ordinary shares and warrants are listed on NYSE under the symbols “NFH” and “NFH WS,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

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In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with the Selling Securityholders to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as described further in the section entitled “Description of Securities – Registration Rights.”

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Exercise of Warrants

The warrants may be exercised commencing on January 17, 2020 and on or before the expiration date by delivering to the warrant agent, Continental Stock Transfer & Trust Company (the “Warrant Agent”), at its corporate trust department in the Borough of Manhattan, City and State of New York, (i) the certificate in physical form (the “Definitive Warrant Certificate”) evidencing the warrants to be exercised, or, in the case of a book-entry certificate (the “Book-Entry Warrant Certificate”) the warrants to be exercised on the records of the Depositary to an account of the Warrant Agent at The Depository Trust Company (the “Depositary”) designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase ordinary shares pursuant to the exercise of a warrant, properly completed and executed by the holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the DTC participant in accordance with the Depositary’s procedures, and (iii) by paying in full the warrant price for each full ordinary share as to which the warrant is exercised and any and all applicable taxes due in connection with the exercise of the warrant, the exchange of the warrant for the ordinary shares and the issuance of such ordinary shares.

The warrants will be required to be exercised on a cashless basis in the event of a redemption of such warrants pursuant to the warrant agreement governing such warrants in which our board of directors has elected to require all holders of the warrants who exercise their warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its warrants on a cashless basis by paying the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

No fractional shares will be issued upon the exercise of the warrants. If, upon the exercise of such warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number of ordinary shares to be issued to such holder.

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TAXATION

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of ordinary shares and public warrants by U.S. holders and non-U.S. holders (each as defined below). This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (whether final, temporary or proposed), administrative rulings of the IRS and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion is for general purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to holders as a result of the ownership and disposition of ordinary shares and public warrants. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders, nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, it is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S., tax laws. Holders should consult their tax advisors regarding such tax consequences in light of their particular circumstances. No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the business combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This discussion is limited to U.S. federal income tax considerations relevant to U.S. holders and non-U.S. holders that hold any ordinary shares and public warrants, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•	an anchor investor;

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding ordinary shares or public warrants, as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting;

•	a person liable for alternative minimum tax;

•	a person who owns or is deemed to own 10% or more (by vote or value) of the equity of NFH;

•	a partnership or other pass-through entity for U.S. federal income tax purposes;

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•	a person required to accelerate the recognition of any item of gross income with respect to public shares, ordinary shares or public warrants as a result of such income being recognized on an applicable financial statement; or

•	a U.S. holder whose “functional currency” is not the U.S. dollar.

For the purposes of this discussion, the term “U.S. holder” means a beneficial owner of ordinary shares or public warrants, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of ordinary shares or public warrants, that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds ordinary shares or public warrants, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of ordinary shares and public warrants.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF NFH PUBLIC SHARES AND PUBLIC WARRANTS. HOLDERS OF ORDINARY SHARES OR PUBLIC WARRANTS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES AND PUBLIC WARRANTS, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares or Public Warrants

The following is a discussion of certain U.S. federal income tax consequences of the ownership and disposition of ordinary shares or public warrants.

U.S. Holders

Distributions on Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Status,” the gross amount of any distributions on ordinary shares will be taxable as dividends from foreign sources to the extent paid out of NFH’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any such dividends paid to corporate U.S. holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code. To the extent that the amount of any distribution exceeds NFH’s current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the tax basis of the ordinary shares, and to the extent the amount of the distribution exceeds the U.S. holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange, as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares or Public Warrants.” We do not, however, expect NFH to determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend.

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With respect to non-corporate U.S. investors, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that the ordinary shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that ordinary shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of NFH’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances. NFH will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Status.”

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares or Public Warrants

Subject to the discussion below under “— Passive Foreign Investment Company Status”, a U.S. holder generally will recognize capital gain or loss on any sale, exchange, redemption or other taxable disposition of ordinary shares or public warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such shares or warrants. Any such capital gain or loss recognized by a U.S. holder on a taxable disposition of ordinary shares or public warrants generally will be long-term capital gain or loss if the holder’s holding period in such shares or warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale, exchange or other taxable disposition of ordinary shares or public warrants generally will be treated as U.S. source gain or loss.

Exercise or Lapse of a Public Warrant

Subject to the discussion below under “— Passive Foreign Investment Company Status” and except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of public shares on the exercise of a public warrant for cash. A U.S. holder’s tax basis in public shares received upon exercise of the public warrant generally will equal the sum of the U.S. holder’s initial investment in the public warrant and the exercise price. It is unclear whether a U.S. holder’s holding period for the public shares will commence on the date of exercise of the public warrant or the day following the date of exercise of the public warrant; in either case, the holding period will not include the period during which the U.S. holder held the public warrant. If a public warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the public warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the public shares received generally would equal the U.S. holder’s tax basis in the public warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. holder’s holding period for the public shares will commence on the date of exercise of the public warrants or the day following the date of exercise of the public warrants. If the cashless exercise were treated as a recapitalization, the holding period of the public shares would include the holding period of the public warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder may be deemed to have surrendered public warrants with an aggregate fair market value equal to the exercise price for the total number of public warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the public warrants deemed surrendered and the U.S. holder’s tax basis in such warrants. In this case, a U.S. holder’s tax basis in the public shares received would equal the sum of the U.S. holder’s initial investment in the public warrants exercised and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the public share would commence on the date of exercise of the public warrant or the day following the date of exercise of the public warrant.

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Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each public warrant provide for an adjustment to the number of public shares for which the public warrant may be exercised or to the exercise price of the public warrant in certain events, as discussed in the section of this proxy statement captioned “Description of Securities — Warrants — Public Shareholders’ and Forward Purchase Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the public warrants may, however, be treated as receiving a constructive distribution from NFH if the adjustment increases the public warrant holders’ proportionate interest in NFH’s assets or earnings and profits, for example through an increase in the number of ordinary shares that would be obtained upon exercise as a result of a distribution of cash to the holders of ordinary shares which is taxable to the U.S. holders of such ordinary shares as described under “— Distributions on Ordinary Shares” above. Thus, in the event of a constructive distribution, U.S. holders of the public warrants may recognize income even though they would not receive any cash or property.

Passive Foreign Investment Company Status

Since the closing of the business combination occurred before December 31, 2019, based on the projected composition of NFC’s income and assets, and the projected income of NFH and the projected valuation of NFH’s assets, including goodwill, NFH believes that it may not be a PFIC for 2019, although as discussed below, there is a significant risk that NFH will be a PFIC for its 2019 year. However, there is a significant risk that NFH will be treated as a PFIC for 2019.

In general, a corporation will be a PFIC for any taxable year in which:

•	at least 75% of its gross income is passive income, or

•	at least 50% of the value (determined based on a quarterly average) of its assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If NFH owns at least 25% (by value) of the stock of another corporation, for purposes of the PFIC determination, it will be treated as owning a proportionate share of the other corporation’s assets and receiving a proportionate share of the other corporation’s income.

There is a significant risk that after the business combination, NFH may be a PFIC for its 2019 fiscal year under the asset or income test particularly given the close proximity in time of the business combination to the end of NFH’s 2019 fiscal year and the amount of the passive income and assets of NFC prior to the business combination. NFH’s actual PFIC status for 2019 or any subsequent taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to NFH’s status as a PFIC for the current taxable year or any future taxable year.

The determination of whether NFC or NFH is a PFIC is made annually. Accordingly, it is possible that after the business combination NFH’s PFIC status may change due to changes in its asset or income composition. Because NFH will value its goodwill based on the market value of its ordinary shares, a decrease in the price of ordinary shares may also result in NFH becoming a PFIC. If NFC or NFH is a PFIC for any taxable year, shareholders will be subject to special tax rules discussed below.

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If NFC or NFH is a PFIC for any taxable year during which a U.S. holder holds ordinary shares and such holder does not make a timely mark-to-market election, as described below, such holder will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of such ordinary shares. Distributions received in a taxable year will be treated as excess distributions to the extent that they are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the holding period for the ordinary shares. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. holder’s holding period for the ordinary shares,

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which NFC or NFH is a PFIC, will be treated as ordinary income, and

•	the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

If NFC or NFH is a PFIC for any taxable year during which a U.S. holder holds public warrants, under proposed U.S. Treasury regulations, the public warrants will be considered options to acquire stock of a PFIC, the disposition of which will generally be subject to the special tax rules described herein.

Although the determination of whether NFC or NFH is a PFIC is made annually, if NFC or NFH is a PFIC for any taxable year during which a U.S. holder holds public shares, ordinary shares or public warrants, such holder will generally be subject to the special tax rules described above for that year and for each subsequent year in which the U.S. holder holds ordinary shares or public warrants (even if NFH does not qualify as a PFIC in such subsequent years). However, if NFH ceases to be a PFIC, shareholders can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if the ordinary shares or public warrants had been sold on the last day of the last taxable year during which NFH was a PFIC. Holders of ordinary shares or public warrants are urged to consult their own tax advisors about this election.

In lieu of being subject to the special tax rules discussed above, U.S. holders may make a mark-to-market election with respect to ordinary shares provided such ordinary shares are treated as “marketable stock.” The ordinary shares generally will be treated as marketable stock if they are regularly traded on a “qualified exchange or other market” (within the meaning of the applicable Treasury regulations). It is intended that the ordinary shares will be listed on the NYSE, which is a qualified exchange, but no assurance can be given that the ordinary shares will be “regularly traded” for purposes of the mark-to-market election. In addition, given the fact that the public warrants will not qualify as “marketable stock”, holders of public warrants will not be eligible to make a market-to-market election in respect of their ownership of public warrants.

If a U.S. holder makes an effective mark-to-market election, for each taxable year that NFH is a PFIC, such holder will include as ordinary income the excess of the fair market value of the ordinary shares at the end of the year over its adjusted tax basis in the ordinary shares. U.S. holders will be entitled to deduct as an ordinary loss in each such year the excess of their adjusted tax basis in the ordinary shares over the fair market value of the ordinary shares at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. holder’s adjusted tax basis in the ordinary shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. In addition, upon the sale or other disposition of ordinary shares in a year that NFH is a PFIC, any gain will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount of previously included income as a result of the mark-to-market election.

A mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ordinary shares are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. Holders of ordinary shares are urged to consult their tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Alternatively, the special tax rules described above can sometimes be avoided by shareholders that elect to treat a PFIC as a “qualified electing fund” under Section 1295 of the Code. However, this option is not available to U.S. holders of ordinary shares because NFH does not intend to comply with the requirements necessary to permit U.S. holders to make this election after the business combination.

If NFH is a PFIC for any taxable year and any of its non-U.S. subsidiaries is also a PFIC, U.S. holders will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. U.S. holders are urged to consult their tax advisors about the application of the PFIC rules to any subsidiaries of NFH.

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U.S. holders who hold ordinary shares in any year in which NFH is classified as a PFIC will generally be required to file IRS Form 8621. U.S. holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of holding ordinary shares if NFH is considered a PFIC in any taxable year.

Non-U.S. Holders

In general, a non-U.S. holder of ordinary shares or public warrants will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on ordinary shares (including any constructive dividends as discussed above “— U.S. Holders — Possible Constructive Distributions”) or any gain recognized on a sale or other disposition of ordinary shares or public warrants unless:

•	the dividend or gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	in the case of gain only, such non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the dividend or gain in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a corporation, the dividend or gain may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable tax treaty) of such non-U.S. holder’s effectively connected earnings and profits for the taxable year, as adjusted for certain items. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “— U.S. Holders — Exercise or Lapse of a Public Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a non-U.S. holder’s gain on the sale or other disposition of ordinary shares and public warrants.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends received by U.S. holders of ordinary shares (including any constructive dividends as discussed above under “— U.S. Holders — Possible Constructive Distributions”), and the proceeds received by U.S. holders on the redemption of public shares or the sale or other disposition of ordinary shares or public warrants effected in the United States or through certain U.S.-related financial intermediaries, in each case other than with respect to U.S. holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. holder’s broker) or a certification that such holder is not subject to backup withholding.

Certain U.S. holders holding ordinary shares or public warrants with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to the ordinary shares or public warrants, subject to certain exceptions (including an exception for ordinary shares or public warrants held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold the ordinary shares or public warrants. Such U.S. holders should consult their tax advisors regarding information reporting requirements relating to their ownership of ordinary shares or public warrants.

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For a non-U.S. holder, dividends paid with respect to ordinary shares (including any constructive dividends as discussed above under “— U.S. Holders — Possible Constructive Distributions”) and proceeds from the redemption of public shares or the sale or other disposition of ordinary shares or public warrants effected in the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holders furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands Law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and expects to obtain after the effectiveness of the registration statement of which this proxy statement forms a part an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Law, the Financial Secretary undertakes with New Frontier Corporation (“the Company”):

1.	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	On or in respect of the shares, debentures or other obligations of the Company; or 2.2 by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Law.

These concessions shall be for a period of twenty years from the date hereof.

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LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus has been passed upon for us by Maples and Calder, Cayman Islands. The validity of the warrants has been passed upon for us by Winston & Strawn LLP, New York, New York.

EXPERTS

The balance sheet of New Frontier Corporation as of December 31, 2018 and the related statements of operations, cash flows and changes in shareholders’ equity for the period from March 28, 2018 (date of inception) through December 31, 2018 have been incorporated by reference herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Healthy Harmony as of December 31, 2017 and 2018 and for each of the fiscal years ended December 31, 2016, 2017 and 2018 have been incorporated by reference herein in reliance upon the report of Ernst & Young Hua Ming LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the U.S. and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the U.S.

All of our operations are conducted in China, and substantially all of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the U.S. and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Edward Truitt, Maples Fiduciary Services (Delaware) Inc., 4001 Kennett Pike, Suite 302, Wilmington, Delaware 19807 as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the U.S. or of any state in the U.S.

Maples and Calder LLP, our counsel as to Cayman Islands law, and Global Law Office, our counsel as to Chinese law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or China would, respectively, (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. and (ii) entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

Maples and Calder LLP has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

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In addition, Maples and Calder LLP has advised us that a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Global Law Office, our Chinese counsel, has advised us that the recognition and enforcement of foreign judgments are provided for under China’s Civil Procedure Law (the “Civil Procedure Law”). Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. However, as of the date of this prospectus, China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, courts in China will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of Chinese law or national sovereignty, security or social public interest. As a result, it is uncertain whether and on what basis a Chinese court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Furthermore, it will be difficult for U.S. shareholders to initiate actions against us in China in accordance with Chinese laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a Chinese court to have jurisdiction as required under the Civil Procedure Law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and our other materials.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our corporate website is www.nfh.com.cn. The information contained on, or may be accessed through, our website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

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We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 1, 2019;

•	our Quarterly Reports on Form 10-Q, for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 15, 2019, August 14, 2019 and November 14, 2019, respectively;

•	our Current Reports on Form 8-K filed with the SEC on July 30, 2019, December 2, 2019, December 6, 2019 and December 12, 2019;

•	our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on November 27, 2019, as amended or supplemented (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC);

•	the description of our ordinary shares and warrants contained in our Registration Statement on Form 8-A, as filed with the SEC on June 26, 2018, as amended by Amendment No. 1 to the Registration Statement on Form 8-A filed with the SEC on December 20, 2019, and any subsequent amendment or report filed for the purpose of updating such description; and

•	our Shell Company Report on Form 20-F, filed with the SEC on December 26, 2019.

In addition, all documents we file under Sections 13(a), 13(c) and 15(d) of the Exchange Act subsequent to the date hereof and before the termination of this offering, are incorporated by reference including annual reports on Form 20-F and current reports on Form 6-K that we submit to the SEC prior to the termination of this offering that indicate they are being incorporated by reference into this prospectus. Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

New Frontier Health Corporation
23rd Floor, 299 QRC, 287-299 Queen’s Road Central
Hong Kong
Attn: David Zeng
852-3703-3251

66

New Frontier Health Corporation

PART II

Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide our directors and executive officers with contractual rights to the indemnification and expense advancement rights, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Item 9. Exhibits.

The following exhibits are included or incorporated by reference in this registration statement on Form F-3:

Exhibit Number	Exhibit Title
2.1	Transaction Agreement, dated as of July 30, 2019, by and among NFC, NFC Buyer Sub, Healthy Harmony, HH GP and the Sellers (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on July 30, 2019).
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registrant’s Form 8-A filed with the SEC on December 20, 2019).
4.1	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Registrant’s Form 8-A filed with the SEC on December 20, 2019).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to the Registrant’s Form 8-A filed with the SEC on December 20, 2019).
4.3	Warrant Agreement, dated June 27, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1. to the Company’s Current Report on Form 8-K (File No. 001-38562), filed with the SEC on July 3, 2018).
5.1	Form of Opinion of Winston & Strawn LLP.
5.2	Form of Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Ernst & Young Hua Ming LLP.
23.4	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to the Registration Statement).
23.5	Consent of Maples and Calder (included in Exhibit 5.2 to the Registration Statement).
24.1	Powers of Attorney (included on the signature page of the Registration Statement).

Item 10. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New Frontier Health Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on December 26, 2019.

New Frontier Health Corporation

/s/ Roberta Lipson
Name: Roberta Lipson
Title: Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Roberta Lipson, Antony Leung, Carl Wu and David Zeng, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant, New Frontier Health Corporation, in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Roberta Lipson	Chief Executive Officer and Director	December 26, 2019
Roberta Lipson	(Principal Executive Officer)

/s/ Walter Xue	Chief Financial Officer (Principal	December 26, 2019
Walter Xue	Financial and Accounting Officer)

/s/ Antony Leung	Director	December 26, 2019
Antony Leung

/s/ Carl Wu	Director	December 26, 2019
Carl Wu

/s/ Shan Fu	Director	December 26, 2019
Shan Fu

/s/ David Zeng	Director	December 26, 2019
David Zeng

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of New Frontier Health Corporation, in the City of Newark, State of Delaware, on the 26th day of December, 2019.

By:	/s/ Donald Puglisi
Name: Donald Puglisi Title: Authorized Representative